EXHIBIT 10.2

~~EXECUTION VERSION~~
AS AMENDED TO INCORPORATE REVISIONS FROM AMENDMENT NO. 1

WMI LIQUIDATING TRUST AGREEMENT

WMI LIQUIDATING TRUST AGREEMENT, dated as of March 6, 2012 (this “Trust Agreement”), is by and among Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMI Investment” and, together with WMI, the “Debtors”), as debtors and debtors-in-possession, William C. Kosturos, as liquidating trustee (together with any successor or additional trustee appointed under the terms hereof, the “Liquidating Trustee”), and CSC Trust Company of Delaware as the Delaware resident trustee (together with any successor Delaware resident trustee appointed under the terms hereof, the “Resident Trustee” and collectively with the Liquidating Trustee, the “Trustees”) of the WMI Liquidating Trust (the “Liquidating Trust”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”).

BACKGROUND

A.           On September 26, 2008, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

B.           On December 12, 2011, the Debtors filed the Plan and the disclosure statement relating to the Plan (as amended, the “Disclosure Statement”) with the Bankruptcy Court.

C.           On February 24, 2012, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”).

D.           The Plan provides for the creation of a liquidating trust on or before the Effective Date to hold, manage and administer the Liquidating Trust Assets and distribute the proceeds thereof, if any, to the Liquidating Trust Beneficiaries, in accordance with the terms of this Trust Agreement, the Plan and the Confirmation Order.

E.           The Liquidating Trust is being created on behalf of, and for the benefit of, the Liquidating Trust Beneficiaries.

F.           The Liquidating Trustee shall have all powers necessary to implement the provisions of this Trust Agreement and administer the Liquidating Trust, including, without limitation, the power to: (i) prosecute for the benefit of the Liquidating Trust Beneficiaries through Trust Professionals (as defined herein) any causes of action that may from time to time be held by the Liquidating Trust; (ii) preserve, maintain and liquidate the Liquidating Trust Assets; (iii) distribute the Liquidating Trust proceeds to the Liquidating Trust Beneficiaries; and (iv) otherwise perform the functions and take the actions provided for in this Trust Agreement or permitted in the Plan and/or the Confirmation Order or in any other agreement executed pursuant to the Plan, in each case subject to the provisions of Sections 6.3, 6.4, 6.5 and 6.6 of this Trust Agreement regarding limitation on the Liquidating Trustee and the oversight and consent rights of the Trust Advisory Board (as defined herein), the Litigation Subcommittee (as defined herein) and the Bankruptcy Court as provided for herein.

G.           The Liquidating Trust is organized for the sole purpose of liquidating and distributing the Liquidating Trust Assets, with no objective to conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.

H.           The Liquidating Trust is intended to qualify as a “liquidating trust” under the Internal Revenue Code of 1986, as amended (the “IRC”) and the regulations promulgated thereunder (the “Treasury Regulations”), specifically Treasury Regulations section 301.7701-4(d) and, as such, as a “grantor trust” for United States federal income tax purposes with the Liquidating Trust Beneficiaries treated as the grantors and owners of the Liquidating Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Debtors and the Liquidating Trustee agree as follows:

ARTICLE I

DECLARATION OF TRUST

1.1 Creation of Trust.  The Debtors and the Liquidating Trustee, pursuant to the Plan and the Confirmation Order and in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code, hereby constitute and create the Liquidating Trust, which shall bear the name “WMI Liquidating Trust.”  In connection with the exercise of the Liquidating Trustee’s power hereunder, the Liquidating Trustee may use this name or such variation thereof as the Liquidating Trustee sees fit.

1.2 Purpose of Liquidating Trust.  The sole purpose of the Liquidating Trust is to implement the Plan on behalf, and for the benefit, of the Liquidating Trust Beneficiaries, and to serve as a mechanism for liquidating, converting to Cash and distributing the Liquidating Trust Assets in accordance with Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.

1.3 Transfer of Liquidating Trust Assets.  On the Effective Date, the Debtors shall transfer, for the sole benefit of the Liquidating Trust Beneficiaries, pursuant to Bankruptcy Code sections 1123(a)(5)(B) and 1123(b)(3)(B) and in accordance with the Plan and the Confirmation Order, the Liquidating Trust Assets to the Liquidating Trust, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other entities to the maximum extent contemplated by and permissible under Bankruptcy Code section 1141(c); provided, however, that the Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in the Plan, Confirmation Order or as otherwise provided herein.  On the Effective Date, there shall be set aside out of the Liquidating Trust Assets the amount of Cash that was reasonably determined by the Debtors and the Creditors’ Committee following consultation with the Equity Committee prior to the Effective Date to be necessary to fund the activities of the Liquidating Trust, which amount shall be Sixty Million Dollars ($60,000,000.00) (the “Funding”); provided, however, that the Funding may be increased from time to time during the term of the Liquidating Trust upon the request of the Liquidating Trustee and the approval of a Supermajority of the Trust Advisory Board.  A “Supermajority” shall mean the affirmative vote of seven (7) of the nine (9) members of the Trust Advisory Board (excluding the Holdco Member); provided, however, that if the Trust Advisory Board is reduced to five (5) members pursuant to Section 6.4(e), a “Supermajority” shall mean the affirmative vote of three (3) of the five (5) members of the Trust Advisory Board.  Twenty Million Dollars ($20,000,000.00) of the Funding (the “Litigation Funding”) shall be allocated to the Litigation Subcommittee, with both the first Ten Million Dollars ($10,000,000.00) of the Litigation Funding and the second Ten Million Dollars ($10,000,000.00) of the Litigation Funding (the “Second Tranche”) to be used for the prosecution of the Recovery Claims (as defined herein); provided, however, that, prior to the allocation and use of any portion of the Second Tranche, the Litigation Subcommittee shall obtain the approval of the Trust Advisory Board as to the reasonable expenditure of such funds; provided, further, that the Litigation Funding may be increased during the term of the Liquidating Trust upon the request of the Litigation Subcommittee and the approval of a Supermajority of the Trust Advisory Board, which approval may be granted or withheld by the Trust Advisory Board in its sole and absolute discretion, and provided that any additional Litigation Funding that is approved shall be deducted from any remaining portion of the Administrative Funding (as defined herein); provided, further, that nothing herein shall preclude the Trust Advisory Board or the Litigation Subcommittee from seeking additional financing from sources other than the Liquidating Trust Assets in the discharge of their fiduciary duties; provided, further, that any portion of the Funding, including the Litigation Funding, that is not used to fund the activities of the Liquidating Trust shall be distributed in accordance with Section 4.3 hereof.  The transfer of the Liquidating Trust Assets shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code.  Upon delivery of all Liquidating Trust Assets to the Liquidating Trust, the Debtors shall be discharged and released from all liability with respect to the delivery of such distributions, and exculpated as provided in Section 41.8 of the Plan.  In connection with the receipt of the Liquidating Trust Assets, the Liquidating Trust shall acquire and assume all of WMI’s rights and obligations pursuant to Section 2.4 of the Global Settlement Agreement, and WMI shall have no further liability or obligations thereunder.  The Liquidating Trust Assets and all other property held from time to time by the Liquidating Trust under this Trust Agreement and any earnings, including without limitation, interest, on any of the foregoing are to be applied by the Liquidating Trustee in accordance with the terms hereof, the Plan and the

Confirmation Order for the benefit of the Liquidating Trust Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth.

1.4 Appointment and Acceptance of Liquidating Trustee.  As set forth in the Confirmation Order, the members of the Trust Advisory Board hereby designate William C. Kosturos in connection with the applicable provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., as the same may from time to time be amended, or any successor statute (the “Trust Act”) to serve as the initial Liquidating Trustee under the Plan.  The Liquidating Trustee shall be deemed to be appointed pursuant to Bankruptcy Code section 1123(b)(3)(B).  The Liquidating Trustee accepts the Liquidating Trust created by this Trust Agreement and the grant, assignment, transfer, conveyance and delivery to the Liquidating Trustee, on behalf, and for the benefit, of the Liquidating Trust Beneficiaries, by the Debtors of all of their respective right, title and interest in the Liquidating Trust Assets, upon and subject to the terms and conditions set forth herein, in the Plan and in the Confirmation Order.  The Liquidating Trustee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Liquidating Trust and not otherwise.  The Liquidating Trustee shall have the authority to bind the Liquidating Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Liquidating Trustee, and not individually.

1.5 Liquidation of Liquidating Trust Assets.  The Liquidating Trustee shall, in an expeditious but commercially reasonable manner and subject to the provisions of the Plan (including, without limitation, Section 31.14 of the Plan), the Confirmation Order and the other provisions of this Trust Agreement, liquidate and convert to Cash the Liquidating Trust Assets, make timely distributions in accordance with the terms hereof and the Plan and not unduly prolong the existence of the Liquidating Trust.  The Liquidating Trustee shall exercise reasonable business judgment and liquidate the Liquidating Trust Assets to maximize net recoveries; provided, however, that the Liquidating Trustee shall be entitled to take into consideration the risks, timing, and costs of potential actions in making determinations as to the maximization of recoveries and the determinations and actions of the Liquidating Trustee shall in all cases be subject to the limitations provided elsewhere herein.  Subject to the terms of this Trust Agreement, such liquidations may be accomplished through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action of the Liquidating Trust or through the sale or other disposition of the Liquidating Trust Assets (in whole or in combination, and including the sale of any claims, rights or causes of action of the Liquidating Trust).  The Liquidating Trustee may incur any reasonable and necessary expenses in connection with the liquidation and conversion of the Liquidating Trust Assets into Cash or in connection with the administration of the Liquidating Trust and, to the extent that any Administrative Funding (as defined herein) is available, such expenses shall first be deducted from the Administrative Funding.

1.6 No Reversion to Debtors.  In no event shall any part of the Liquidating Trust Assets revert to or be distributed to any Debtor or Reorganized Debtor.

1.7 Incidents of Ownership.  Except as provided in Section 1.6 hereof, the Liquidating Trust Beneficiaries shall be the sole beneficiaries of the Liquidating Trust and the Liquidating Trust Assets, and the Liquidating Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein, in the Plan and in the Confirmation Order, including, but not limited to, those powers set forth in Section 6.2 hereof.

1.8 Privileges and Obligation to Respond to Ongoing Investigations.  All Privileges shall be transferred, assigned, and delivered to the Liquidating Trust, without waiver, and shall vest in the Liquidating Trustee solely in its capacity as such (and any other individual whom the Liquidating Trustee, with the consent of the Trust Advisory Board or the Litigation Subcommittee, as applicable, may designate, it being understood that, as of the date of this Trust Agreement, the Liquidating Trustee shall designate the Trust Advisory Board and the Litigation Subcommittee, solely in their capacities as such, as well as any other individual designated in this Trust Agreement).  Pursuant to Federal Rule of Evidence 502(d) (to the extent Rule 502(d) is relevant notwithstanding the fact that the Debtors, the Liquidating Trustee, the FDIC Receiver and JPMC are joint holders of certain attorney-client privileges, work product protections, or other immunities or protections from disclosure), no Privileges shall be waived by disclosure to the Liquidating Trustee, the Trust Advisory Board and/or the Litigation Subcommittee of the Debtors’ information subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure, or by disclosure among the Debtors, the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver, and/or JPMC of information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure jointly held by the Debtors, the FDIC Receiver, the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee and/or JPMC.  The Liquidating Trustee shall be obligated to respond, on behalf of the Debtors, to all Information Demands.  The FDIC Receiver and JPMC shall take reasonable steps to cooperate with the Liquidating Trustee in responding to Information Demands, and such cooperation shall include, for example, taking all steps necessary to maintain and avoid waiver of any and all Privileges (including, without limitation, any Privileges that are shared jointly among or between any of the parties).  The Liquidating Trustee, with the consent of the Trust Advisory Board or the Litigation Subcommittee, as applicable, may waive Privileges that are held solely by the Debtors and/or the Liquidating Trust, but not jointly held with the FDIC Receiver and/or JPMC, in the event and to the extent the Liquidating Trustee, with the consent of the Trust Advisory Board or the Litigation Subcommittee, as applicable, determines in good faith that doing so is in the best interests of the Liquidating Trust and its beneficiaries.  The Liquidating Trustee, the FDIC Receiver and JPMC may disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the FDIC Receiver and/or JPMC only (i) upon written permission from the Liquidating Trustee, the FDIC Receiver and JPMC, as the case may be; (ii) pursuant to an order of a court of competent jurisdiction, subject to the procedure described in the next sentence insofar as it applies; or (iii) as otherwise required by law, subject to the procedure described in the next sentence insofar as it applies.  If the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver or JPMC receives a request from a third party to disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver and/or JPMC, the party or parties who receives such request will (w) pursue all reasonable steps to maintain the applicable privileges or protections from disclosure, including, if necessary, to maintain the privileges or protections from disclosure by seeking a protective order against and/or otherwise objecting to the production of such material, (x) notify the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver and/or JPMC, as the case may be, (y) allow the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver and/or JPMC, as the case may be, reasonable time under the circumstances to seek a protective order against and/or otherwise object to the production of such material, and (z) unless required by law, not disclose the materials in question unless and until any objection raised by the Liquidating Trustee, the Trust Advisory Board, the Litigation Subcommittee, the FDIC Receiver and/or JPMC is resolved in favor of disclosure.

1.9 Liquidating Trustee’s Administration and Rights with Respect to Runoff Notes.  Until such time as any Runoff Notes that are held by the Liquidating Trust are distributed to any Liquidating Trust Beneficiaries entitled thereto in accordance with the Plan, the Liquidating Trustee shall (i) not sell, convey, dispose or otherwise transfer the Runoff Notes except as expressly provided for in the Plan and (ii) exercise any remedies available to the Holders (as defined in the Indenture, dated as of March 19, 2012, between WMI and Wilmington Trust, National Association, as Trustee, and the Indenture, dated as of March 19, 2012, between the Company and Law Debenture Trust Company of New York, as Trustee (each an “Indenture” and collectively, the “Indentures”)) under the ~~Indenture~~Indentures or any Security Document (as defined in the ~~Indenture~~Indentures) as the Liquidating Trustee deems necessary and advisable solely to protect the interests of such Liquidating Trust Beneficiaries.

ARTICLE II

LIQUIDATING TRUST BENEFICIARIES

2.1 Conflicting Claims.  If any conflicting claims or demands are made or asserted with respect to a Liquidating Trust Interest, the Liquidating Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Liquidating Trustee, at his sole election, may elect to make no payment or distribution with respect to the Liquidating Trust Interest subject to the claims or demands involved, or any part thereof, and the Liquidating Trustee shall refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands.  In so doing, the Liquidating Trustee shall not be or become liable to any party for its refusal to comply with any of such conflicting claims or demands.

The Liquidating Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a Final Order of the Bankruptcy Court (or such other court of proper jurisdiction) or (ii) all differences have been resolved by a written agreement among all of such parties and the Liquidating Trustee, which agreement shall include a complete release of the Liquidating Trust and the Liquidating Trustee (the occurrence of either (i) or (ii) in this Section 2.1 being referred to as a “Dispute Resolution”).  Promptly after a Dispute Resolution is reached, the Liquidating Trustee shall transfer the payments and distributions, if any, together with any interest thereon to be paid in accordance with Section 4.6 hereof, in accordance with the terms of such Dispute Resolution.  Any payment of any interest or income should be net of any taxes attributable thereto in accordance with Section 5.4.

2.2 Rights of Liquidating Trust Beneficiaries.  Each Liquidating Trust Beneficiary shall be entitled to participate in the rights and benefits due to a Liquidating Trust Beneficiary hereunder according to the terms of its Liquidating Trust Interest.  The interest of a Liquidating Trust Beneficiary is hereby declared and shall be in all respects personal property.  Except as expressly provided hereunder, a Liquidating Trust Beneficiary shall have no title to, right to, possession of, management of or control of the Liquidating Trust or the Liquidating Trust Assets or to any right to call for a partition or division of such assets or to require an accounting.  No surviving spouse, heir or devisee of any deceased Liquidating Trust Beneficiary shall have any right of dower, homestead or inheritance, or of partition, or any other right, statutory or otherwise, in the Liquidating Trust Assets, but the whole title to the Liquidating Trust Assets shall be vested in the Liquidating Trustee and the sole interest of the Liquidating Trust Beneficiaries shall be the rights and benefits given to such person under this Trust Agreement and the Plan.

2.3 Evidence of Liquidating Trust Interest.  Ownership of a Liquidating Trust Interest in the Liquidating Trust will be evidenced by the recording of such ownership in an electronic book-entry system (the “Book Entry System”) maintained either by the Liquidating Trust or an agent of the Liquidating Trust.  A Liquidating Trust Beneficiary shall be deemed the “holder of record” (hereinafter “holder”) of such Liquidating Trust Beneficiary’s Liquidating Trust Interest(s) for purposes of all applicable United States federal and state laws, rules and regulations.  The Liquidating Trustee shall, upon the written request of a holder of a Liquidating Trust Interest, provide reasonably adequate documentary evidence of such holder’s Liquidating Trust Interest, as indicated in the Book Entry System.  The expense of providing such documentation shall be borne by the requesting holder.

2.4 Transfers of Liquidating Trust Interests.

(a) General.  Liquidating Trust Interests shall not be transferable or assignable except by will, intestate succession or operation of law.

(b) Book Entry System.  Pursuant to the Book Entry System, the Liquidating Trust shall maintain, or cause the agent of the Liquidating Trust to maintain, a register (which may be electronic) setting forth the names and addresses of the Liquidating Trust Beneficiaries, and the amount and class of their Liquidating Trust Interests from time to time.  Any transfer or assignment of a Liquidating Trust Interest by will, intestate succession or operation of law shall not be effective unless and until such transfer or assignment is recorded in the Book Entry System, which shall be completed as soon as practicable.  Subject to Section 2.4(d), the entries in the Book Entry System shall be conclusive absent manifest error, and the Liquidating Trust and the Liquidating Trustee shall treat each person whose name is recorded in the Book Entry System pursuant to the terms hereof as the owner of Liquidating Trust Interests indicated therein for all purposes of this Trust Agreement, notwithstanding notice to the contrary.

(c) Registration.  If the Liquidating Trustee, with the consent of the Trust Advisory Board and upon advice of counsel, determines that any class of Liquidating Trust Interests may be subject to registration pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Liquidating Trustee shall pursue relief from such registration by obtaining either an exemptive order, a no-action letter or an interpretive letter from the Securities and Exchange Commission or its staff or, absent its ability to achieve that objective or in lieu thereof, shall register such class pursuant to section 12 of such statute (it being understood and agreed that the Liquidating Trustee with the consent of the Trust Advisory Board shall be authorized, among other things, to register such class and to seek relief from one or more of the requirements then applicable subsequent to such registration  and to de-register such class).  To the extent that any Administrative Funding is available, any expenses that are associated with such application for relief and/or registration shall first be deducted from the Administrative Funding.

(d) Further Limitations on Transfer.  Notwithstanding any other provision to the contrary, the Liquidating Trustee may disregard any purported transfer or assignment of Liquidating Trust Interests by will, intestate succession or operation of law if sufficient necessary information (as reasonably determined by the Liquidating Trustee), including applicable Tax-related information, is not provided by such purported transferee or assignee to the Liquidating Trustee.

2.5 Limited Liability.  No provision of this Trust Agreement, the Plan or the Confirmation Order, and no mere enumeration herein of the rights or privileges of any Liquidating Trust Beneficiary, shall give rise to any liability of such Liquidating Trust Beneficiary solely in its capacity as such, whether such liability is asserted by any Debtor, by creditors, employees, or equity interest holders of any Debtor, or by any other Person.  Liquidating Trust Beneficiaries are deemed to receive the Liquidating Trust Assets in accordance with the provisions of this Trust Agreement, the Plan and the Confirmation Order in exchange for their Allowed Claims or Equity Interests, as applicable, without further obligation or liability of any kind, but subject to the provisions of this Trust Agreement.

ARTICLE III

DURATION AND TERMINATION OF LIQUIDATING TRUST

3.1 Duration.  The Liquidating Trust shall become effective upon the Effective Date of the Plan and shall remain and continue in full force and effect until dissolved as provided for in Section 27.14(d) of the Plan.

3.2 Dissolution of the Liquidating Trust.  The Liquidating Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, on the earlier to occur of (i) all of the Liquidating Trust Assets having been distributed pursuant to the Plan and this Trust Agreement, (ii) the Liquidating Trustee having determined, with the consent of the Trust Advisory Board, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all distributions required to be made by the Liquidating Trustee under the Plan and this Trust Agreement having been made; provided, however, that in no event shall the Liquidating Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of any extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.  If at any time the Liquidating Trustee determines, in reliance upon such Trust Professionals as the Liquidating Trustee may retain, that the expense of administering the Liquidating Trust so as to make a final distribution to the Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidating Trust, (ii) donate any balance to a charitable organization (A) of the type described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) that is not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Reorganized Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust.  Upon receipt of such authority from the Bankruptcy Court, the Liquidating Trustee shall (X) notify each Liquidating Trust Beneficiary, (Y) file a Certificate of Cancellation with the Secretary of State of the State of Delaware and (Z) provide a copy of the evidence of such cancellation to the Resident Trustee.

3.3 Continuance of Liquidating Trust for Winding Up.  After the dissolution of the Liquidating Trust and solely for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the Liquidating Trustee shall continue to act as such until its duties have been fully performed.  Upon distribution of all the Liquidating Trust Assets, the Liquidating Trustee shall retain the books, records and files that shall have been delivered to or created by the Liquidating Trustee.  At the Liquidating Trustee’s discretion, all of such records and documents may be destroyed at any time following the date that is six (6) years after the final distribution of the Liquidating Trust Assets, subject to any joint prosecution and common interests agreement(s) to which the Liquidating Trustee may be party.

ARTICLE IV

ADMINISTRATION OF LIQUIDATING TRUST

4.1 Payment of Claims, Expenses and Liabilities.  Subject to the Budget (as defined below) from time to time approved by the Trust Advisory Board in accordance with Section 4.14(b) hereof, and subject to the approval of the Bankruptcy Court in accordance with Sections 6.4(m), 6.5(k), 6.8(b), 6.11(c) and 7.7, and except as otherwise provided herein, the Liquidating Trustee shall use the Funding (i) to pay reasonable costs and expenses of the Liquidating Trust that are incurred (including, but not limited to, the costs and expenses associated with the administration of the Disputed Equity Escrow (excluding any Taxes), any Taxes imposed on the Liquidating Trust, the actual reasonable out-of-pocket fees and expenses incurred by Trust Professionals in connection with the administration and liquidation of the Liquidating Trust Assets, as provided in Section 6.8 hereof, and the preservation of books and records of the Liquidating Trust); (ii) to satisfy other obligations or other liabilities incurred or assumed by the Liquidating Trust (or to which the Liquidating Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order, the Global Settlement Agreement or this Trust Agreement, including fees and costs incurred in connection with the protection, preservation, liquidation and distribution of the Liquidating Trust Assets and the costs of investigating, prosecuting, resolving and/or settling any Claims; (iii) as reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (iv) to satisfy any other obligations of the Liquidating Trust expressly set forth in the Plan, this Trust Agreement, the Confirmation Order, and the Global Settlement Agreement.

4.2 BB Liquidating Trust Interests.  On the Effective Date, the Liquidating Trustee shall immediately distribute the funds on account of the BB Liquidating Trust Interests, subject to consensual release by the parties pursuant to Section 2.4 of the Global Settlement Agreement of such funds from the tax escrow account.

4.3 Distributions.

(a) Generally.  Subject to Section 4.4(b) hereof, the Liquidating Trustee is required to distribute to the Liquidating Trust Beneficiaries on account of their Liquidating Trust Interests, on each Distribution Date (as defined below) all unrestricted Cash then on hand (including any Cash received from the Debtors on the Effective Date, and treating any permissible investment as Cash for purposes of this Section 4.3), except (i) the Funding, (ii) such other amounts as are allocable to or retained on account of Disputed Claims in accordance with Section 26.3 of the Plan, and (iii) after taking into account the Funding, such additional amounts (A) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets pending their liquidation during the term of the Liquidating Trust, (B) as are necessary to pay reasonably incurred or anticipated expenses (including, but not limited to, any Taxes imposed on or payable by the Debtors or the Liquidating Trust or in respect of the Liquidating Trust Assets), or (C) as are necessary to satisfy other liabilities incurred or anticipated by the Liquidating Trust in accordance with the Plan, the Global Settlement Agreement, or this Trust Agreement; provided, that the amounts listed in clause (iii) shall be subject to the approval of a Supermajority of the Trust Advisory Board; provided, further, that the Liquidating Trustee shall not be required to make a distribution pursuant to this Section 4.3 if the aggregate, net amount of unrestricted Cash available for distribution (taking into account the above listed exclusions) is such as would make the distribution impracticable as reasonably determined by the Liquidating Trustee, with the consent of the Trust Advisory Board, in accordance with applicable law, and so long as such aggregate amount is less than Twenty-Five Million Dollars ($25,000,000.00); and provided, further, that the Liquidating Trustee, with consent of the Trust Advisory Board, may decide to forego the first quarterly distribution to those Liquidating Trust Beneficiaries with respect to which the Liquidating Trustee, in its reasonable judgment, is not administratively prepared to make such distribution, in which case, such distribution shall be made to such holders as soon as practicable after the Liquidating Trustee is administratively prepared to do so.  “Distribution Date” means the 1st day of the second month in each fiscal quarter during the term of the Liquidating Trust or such other dates that the Liquidating Trustee determines, in consultation with the Trust Advisory Board, are appropriate from time to time; provided, however, that there shall be at least one such date in each fiscal quarter during the term of the Liquidating Trust.

(b) Payment of Distributions.  Subject to Section 4.2, each Liquidating Trust Beneficiary’s share of the Liquidating Trust Interests as determined pursuant to the Plan (including any Cash to be received on account of any Liquidating Trust Interests) shall be allocated and distributed, and the Liquidating Trust Assets shall be allocated and distributed, in accordance with Article XXXI of the Plan and Annex C hereto.  Any distribution that is to be made to a Liquidating Trust Beneficiary who elected to forego fifty percent (50%) of such Liquidating Trust Beneficiary’s Litigation Proceeds Interest shall be adjusted as required pursuant to Sections 6.2(b), 7.2(b), 16.2(b)(ii), 18.2(b), 19.1(b) and 20.2 of the Plan.

(c) De Minimis Distributions.  No Cash payment shall be made to any holder of a Liquidating Trust Interest until such time, if ever, as the amount payable thereto, in any distribution from the Liquidating Trust, is equal to or greater than ten dollars ($10.00).  Any holder of a Liquidating Trust Interest on account of which the amount of Cash to be distributed pursuant to any distribution from the Liquidating Trust is less than ten dollars ($10.00) shall be deemed to have no claim for such distribution against the Debtors, the Reorganized Debtors, the Liquidating Trust or the Liquidating Trust Assets.  Subject to Section 4.6 hereof, any Cash not distributed pursuant to this

Section 4.3 shall be the property of the Liquidating Trust free of any restrictions thereon, and shall be available for distribution to the other Liquidating Trust Beneficiaries, in accordance with the Plan and this Trust Agreement.

(d) Runoff Notes.  To the extent the Liquidating Trust Assets include Runoff Notes that are not allocable to the Liquidating Trust Claims Reserve, the Liquidating Trustee shall distribute such Runoff Notes in accordance with Section 31.14 of the Plan.

4.4 Undeliverable Property.

(a) Holding of Undeliverable Distributions:  For purposes of this Trust Agreement, an “undeliverable” distribution shall include, without limitation, a check that is sent to a holder in respect of a distribution to such holder, which check has not been negotiated within six (6) months following the date on which such check was issued.  Subject to Section 4.4(b), if any distribution to the holder of a Liquidating Trust Interest is undeliverable, no further distribution shall be made to such holder unless and until the Liquidating Trustee (or its duly authorized agent) is notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of the Liquidating Trustee (or its duly authorized agent) until such time as a distribution becomes deliverable or as set forth in Section 4.4(b) below.  All Entities ultimately receiving an undeliverable distribution shall not be entitled to any interest or other accruals of any kind on account of the delay in payment resulting from the undeliverable status of such distribution.  Except as required by law, the Liquidating Trustee (or its duly authorized agent) shall not be required to attempt to locate any holder of a Liquidating Trust Interest.

(b) Failure to Claim Undeliverable Distributions:  If (i) a check is sent to a holder in respect of a distribution and such check is not negotiated within six (6) months following the date on which the check was issued, or (ii) any other form of distribution to a holder is otherwise undeliverable, the Liquidating Trustee (or its duly authorized agent) shall, no later than seven (7) months after the sending of the un-negotiated check or other form of undeliverable distribution, send a written notice (a “Missing Holder Notice”) to such holder at the address shown on the Book Entry System with respect to such holder.  The Missing Holder Notice shall state that (i) the holder has been sent a check or other form of distribution that has not yet been negotiated or is otherwise undeliverable, (ii) no further distributions will be made to such holder unless and until the Liquidating Trustee (or its duly authorized agent) is notified, in writing, of such holder’s then-current address, and (iii) that unless such holder notifies the Liquidating Trustee (or its duly authorized agent) of the holder’s then-current address within thirty (30) days of the date of the Missing Holder Notice, such holder shall have its entitlement to such undeliverable distribution and the Liquidating Trust Interest or Interests to which such undeliverable distribution relates cancelled and shall be forever barred from asserting any entitlement with respect thereto pursuant to the Plan, this Trust Agreement or otherwise against the Debtors, the Reorganized Debtors, the Liquidating

Trust, or their respective property.  In such case, any consideration held for distribution on account of such Liquidating Trust Interest(s) shall revert to the Liquidating Trustee for redistribution to other holders of Liquidating Trust Interests in accordance with the terms and provisions of this Trust Agreement, the Plan and the Confirmation Order.

4.5 Interest on Liquidating Trust Interests.  As set forth in the Plan, interest shall not accrue and be paid on the Liquidating Trust Interests themselves, but only with respect to and to the extent provided in the Plan with respect to an Allowed Claim (“Interest”).  Interest may, as an incremental adjustment on the maximum amount the Liquidating Trust distributes in respect of a Liquidating Trust Interest, accrue up to and including the date of final payment in full of the Allowed Claim related to the Liquidating Trust Interest as provided in the Plan.

4.6 Setoffs.  The Liquidating Trustee may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Liquidating Trust Interest and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Liquidating Trust Interest by the Liquidating Trustee), the claims, rights, and causes of action of any nature that one or more of the Debtors, Debtors in Possession, the Liquidating Trustee or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Debtors in Possession, the Liquidating Trustee or the Reorganized Debtors of any such claims, rights, and causes of action that the Debtors, Debtors in Possession, the Liquidating Trustee or the Reorganized Debtors may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Liquidating Trust Beneficiary to effectuate rights of setoff or recoupment preserved or permitted by the provisions of sections 553, 555, 559, or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

4.7 Distributions After the Effective Date.  Distributions made after the Effective Date to holders of Liquidating Trust Interests on account of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made in accordance with the terms and provisions of Article XXXI of the Plan.

4.8 Compliance with Laws.  Any and all distributions of Liquidating Trust Assets shall be in compliance with applicable laws, including but not limited to, applicable federal and state tax and securities laws.

4.9 Fiscal Year.  Except for the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be the calendar year.  For the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be such portion of the calendar year that the Liquidating Trust is in existence.

4.10 Books and Records.  The Liquidating Trustee shall retain and preserve the Debtors’ books, records and files that shall have been delivered to or created by the Liquidating Trustee.  Subject to Section 3.3 hereof, the Liquidating Trustee shall maintain, in respect of the Liquidating Trust and the Liquidating Trust Beneficiaries and all others to receive distributions under this Trust Agreement, books and records relating to the assets and the income of the Liquidating Trust and the payment of expenses of, liabilities of, and claims against or assumed by, the Liquidating Trust and the Liquidating Trustee, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of this Trust Agreement and applicable provisions of law, including but not limited to applicable Tax, securities and other federal and state laws.  Except as otherwise provided herein or in the Plan, nothing in this Trust Agreement requires the Liquidating Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for making any payment or distribution out of the Liquidating Trust Assets.  The Liquidating Trustee shall provide any member of the Trust Advisory Board with access to such books and records during normal business hours as may be reasonably requested with five (5) days’ advance notice.  Liquidating Trust Beneficiaries shall have the right upon thirty (30) days’ prior written notice delivered to the Liquidating Trustee to inspect such books and records; provided, that, if so requested, all costs associated with such inspection shall be paid in advance by such requesting Liquidating Trust Beneficiary and such Liquidating Trust Beneficiary shall have entered into a confidentiality agreement reasonably satisfactory in form and substance to the Liquidating Trustee.

4.11 Cash Payments.  Subject to Section 26.3 of the Plan and Section 4.3(d) hereof, all distributions required to be made by the Liquidating Trustee to the Liquidating Trust Beneficiaries shall be made in Cash denominated in United States dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or, at the option of the Liquidating Trustee, by wire transfer from a domestic bank selected by the Liquidating Trustee or as otherwise required or provided in applicable agreements; provided, however, that Cash payments to foreign holders of Liquidating Trust Interests may be made, at the option of the Liquidating Trustee, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.

4.12 Insurance.  The Liquidating Trust shall maintain customary insurance coverage for the protection of the Liquidating Trustee, the members of the Trust Advisory Board, employees and any such other persons serving as administrators and overseers of the Liquidating Trust on and after the Effective Date.  The Liquidating Trustee also may obtain insurance coverage it deems necessary and appropriate with respect to real and personal property which may become Liquidating Trust Assets, if any.

4.13 Disputes.  To the extent a dispute arises between the Liquidating Trustee, the Trust Advisory Board and/or the Litigation Subcommittee concerning the performance of any of the powers, duties, and/or obligations herein, the Liquidating Trustee, the Trust Advisory Board or the Litigation Subcommittee may file a motion and/or other pleadings with the Bankruptcy Court and obtain advice and guidance or such other relief as may be appropriate concerning a resolution of the matter(s) in dispute between the parties.  In the event of a dispute, the Liquidating Trustee, the Trust

Advisory Board and the Litigation Subcommittee, as applicable, shall have the right to engage legal counsel to advise it with respect to the matter(s) in dispute and the reasonable fees and expenses of such legal counsel shall be reimbursed by the Liquidating Trustee from the Funding (excluding the Litigation Funding, the “Administrative Funding”)) or, in the event the Administrative Funding has been spent, any other unrestricted Cash in the Liquidating Trust, subject to the approval of a Supermajority of the Trust Advisory Board and subject to Section 7.6 hereof.

4.14 Reports.

(a) The Liquidating Trustee shall deliver reports to members of the Trust Advisory Board not later than thirty (30) days following the end of each fiscal quarter.  Such reports shall specify in reasonable detail (i) the status of any Causes of Action, Claims and litigation involving the Liquidating Trust or the Liquidating Trust Assets, including, without limitation, Avoidance Actions, including any settlements entered into by the Liquidating Trust, (ii) the costs and expenses of the Liquidating Trust that are incurred (including, but not limited to, any Taxes imposed on the Liquidating Trust or actual reasonable out-of-pocket fees and expenses incurred by Trust Professionals in connection with the administration and liquidation of the Liquidating Trust Assets and preservation of books and records as provided in Section 4.10 hereof) during the preceding fiscal quarter and the remaining amount (if any) of the Administrative Funding and the Litigation Funding, (iii) the amounts listed in clause (ii) incurred since the Effective Date, (iv) the amount of Cash and other assets received by the Liquidating Trust during the prior fiscal quarter, (v) the Liquidating Trustee’s estimate as of the end of the most recent fiscal quarter of the uncollected Tax Refunds and all other Liquidating Trust Assets, (vi) the aggregate amount of Cash and other assets received by the Liquidating Trust since the Effective Date, (vii) the calculation of the estimated amount of the Cash and other assets to be distributed on the next Distribution Date, including any Cash on hand that is not to be distributed pursuant to Section 4.3(a) above, (viii) the aggregate amount of distributions from the Liquidating Trust to the Liquidating Trust Beneficiaries since the Effective Date, and (ix) such other information as the Trust Advisory Board or the Litigation Subcommittee may reasonably request from time to time.  The Liquidating Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions (A) as may be necessary to cause the Liquidating Trust and the Liquidating Trustee to be in compliance with applicable law or (B) as may be otherwise reasonably requested from time to time by the Trust Advisory Board.

(b) The Liquidating Trustee shall prepare and submit to the Trust Advisory Board (or, pursuant to Section 6.5(c)(z), the Litigation Subcommittee, as applicable) for approval an annual plan and budget at least thirty (30) days prior to the commencement of each fiscal year of the Liquidating Trust; provided, however, that the first such report shall be submitted no later than forty-five (45) days after the Effective Date of the Plan.  Such annual plan and budget shall set forth in reasonable detail: (i) the Liquidating Trustee’s anticipated actions to administer and liquidate the Liquidating Trust Assets; and (ii) the anticipated expenses, including the expenses of Trust

Professionals, associated with conducting the affairs of the Liquidating Trust.  Such annual plan and budget shall be updated and submitted to the Trust Advisory Board (or, pursuant to Section 6.5(c)(z), the Litigation Subcommittee) for review and approval on a quarterly basis, and each such quarterly update shall reflect the differences between the anticipated actions described in the annual report and actual operations of the Liquidating Trust to date.  Any such annual plan and budget as approved by the Trust Advisory Board (or, pursuant to Section 6.5(c)(z), the Litigation Subcommittee) is referred to herein as the “Budget”.  All actions by the Liquidating Trustee must be substantially consistent with the then current Budget, provided that the Liquidating Trustee may take action outside the Budget with the prior approval of the Trust Advisory Board (or the Litigation Subcommittee with respect to Section 6.5(c)(z)).

4.15 Until such time as the Liquidating Trust is dissolved in accordance with Section 27.14(d) of the Plan (or otherwise in accordance with this Agreement), the Liquidating Trust shall file with (or furnish to, as the case may be) the Securities and Exchange Commission (the “SEC”) such periodic reports as the Liquidating Trust is required to file pursuant to the Exchange Act.  In addition, until the Chapter 11 Cases are closed, the Liquidating Trust shall file Post-Confirmation Quarterly Summary Reports for each of the Chapter 11 Cases with the Bankruptcy Court and, thereafter, and until such time as the Liquidating Trust is dissolved in accordance with Section 27.14(d) of the Plan (or otherwise in accordance with this Agreement), the Liquidating Trust shall file with (or furnish to, as the case may be) the SEC or otherwise make available to the Liquidating Trust Beneficiaries quarterly reports that are substantially similar to such Post-Confirmation Quarterly Summary Reports.

ARTICLE V

TAX MATTERS

5.1 Liquidating Trustee’s Tax Power for Debtors.

(a) For all taxable periods ended on or before December 31, 2009, the Liquidating Trustee shall have full and exclusive authority and responsibility in respect of all Taxes of the Debtors (including, without limitation, as the common parent or other agent of any consolidated, combined or unitary Tax group of which the Debtors were the agent), to the same extent as if the Liquidating Trustee were the Debtors.  Without limiting the foregoing, each of the Debtors shall execute, on or prior to the Effective Date, a power of attorney authorizing the Liquidating Trustee to correspond with any Tax authority on behalf of such Debtor and to sign, collect, negotiate, settle, and administer Tax payments and Tax returns.

(b) In furtherance of the transfer of the Liquidating Trust Assets to the Liquidating Trust on the Effective Date, the Liquidating Trust shall be entitled to all Tax Refunds of the Debtors (and the Liquidating Trust shall bear responsibility for (i) all Tax liabilities of the Debtors for taxable years ended on or before December 31, 2009, to the extent not discharged by the Plan or provided for payment in the Plan or the Global Settlement Agreement and (ii) WMI’s obligations pursuant to Section 2.4 of the Global Settlement Agreement), it being understood that the Liquidating Trustee only shall have whatever rights the Debtors have pursuant to the terms of the Global Settlement Agreement, and the Liquidating Trustee shall be contractually bound to all restrictions in the Global Settlement Agreement with respect to Tax filings.

(c) Following the Effective Date, the Liquidating Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all Tax Returns required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds for all taxable periods ended on or before December 31, 2009.

5.2 Liquidating Trust Assets Treated as Owned by Liquidating Trust Beneficiaries.  For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (1) a transfer of the Liquidating Trust Assets (subject to any obligations relating to those assets) directly to the Liquidating Trust Beneficiaries and, to the extent Liquidating Trust Assets are allocable to Disputed Claims, to the Liquidating Trust Claims Reserve, followed by (2) the transfer by such beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Liquidating Trust Claims Reserve) in exchange for Liquidating Trust Interests.  Accordingly, the Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to the Liquidating Trust Claims Reserve, discussed below).  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

5.3 Tax Reporting.

(a) The Liquidating Trustee shall file Tax Returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Article V.  The Liquidating Trustee also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for United States federal income tax purposes and will instruct all such holders to use such information in preparing their United States federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their United States federal income tax returns.  The Liquidating Trustee shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust that is required by any governmental unit.

(b) On or before the Effective Date, the Debtors shall provide the Liquidating Trustee with a good-faith valuation of the Tax Refunds as of the Effective Date or shall otherwise arrange for such a valuation to be provided to the Liquidating

Trustee as soon as practicable after the Effective Date by such third party professionals as the Debtors deem appropriate.  The Liquidating Trustee, in consultation with the Trust Advisory Board, will then in good faith value all other Liquidating Trust Assets, and shall make all such values (including the Tax Refund values) publicly available from time to time (by posting on a website or otherwise), to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including, without limitation, the Debtors, the Liquidating Trustee, and Liquidating Trust Beneficiaries) for all United States federal income tax purposes.

(c) Allocations of Liquidating Trust taxable income among the Liquidating Trust Beneficiaries (other than taxable income allocable to the Liquidating Trust Claims Reserve) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to the Liquidating Trust Claims Reserve) to the holders of the Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust.  Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets.  The tax book value of the Liquidating Trust Assets for purposes of this Section 5.3(c) shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(d) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (i) timely elect to treat any Liquidating Trust Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Liquidating Trustee, the Debtors, and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(e) The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any Taxes imposed on the Liquidating Trust or its assets, including the Liquidating Trust Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Liquidating Trust Claims Reserve is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims (including any income that may arise upon the distribution of the assets from the Liquidating Trust Claims Reserve), such Taxes may be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

(f) The Liquidating Trustee may request an expedited determination of Taxes of the Liquidating Trust, including the Liquidating Trust Claims Reserve, or the Debtors under section 505(b) of the Bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust or the Debtors for all taxable periods through the dissolution of the Liquidating Trust.

5.4 Tax Withholdings by Liquidating Trustee.  The Liquidating Trustee may withhold and pay to the appropriate Tax Authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Liquidating Trust Interests.  All such amounts withheld and paid to the appropriate Tax Authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Trust Agreement. The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion the Liquidating Trustee deems necessary to effectuate the Plan, the Confirmation Order, and the Trust Agreement. In order to receive distributions under the Plan, all holders of Liquidating Trust Interests (including, without limitation, holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed General Unsecured Claims, Allowed Late-Filed Claims, Allowed PIERS Claims, Allowed WMB Senior Notes Claims, Allowed Preferred Equity Interests, Allowed Common Equity Interests, holders of Dime Warrants, and Accepting Non-Filing WMB Senior Note Holders, who in each case, deliver a release in accordance with the provisions of Section 41.6 of the Plan) shall be required to identify themselves to the Liquidating Trustee and provide tax information and the specifics of their holdings, to the extent the Liquidating Trustee deems appropriate in the manner and in accordance with the procedures from time to time established by the Liquidating Trustee for these purposes.  This identification requirement generally applies to all holders, including those who hold their Claims in “street name.”  The Liquidating Trustee may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered may treat such holder’s Liquidating Trust Interests as disputed; provided, however, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trustee shall make such distribution to which the holder of the Liquidating Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further, that, if such information is not furnished to the Liquidating Trustee within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such Liquidating Trust Interest; and, provided, further, that, if the Liquidating Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trustee for such liability (to the extent such amounts were actually distributed to such holder).

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEES

6.1 Liquidating Trustee.

(a) “Liquidating Trustee” means William C. Kosturos so long as he continues in office, and all other individuals who have been duly elected and qualify as liquidating trustees of the Liquidating Trust hereunder pursuant to Section 1.4 or Article VIII hereof, but shall not include the Resident Trustee.  Subject to Article VIII hereof, the Liquidating Trustee shall hold office until the termination of the Liquidating Trust in accordance with the terms set forth herein.  References herein to the Liquidating Trustee shall refer to the individual or individuals serving as the Liquidating Trustee solely in its or their capacity as trustees hereunder.

(b) Subject to the express limitations set forth herein, any actions of the Liquidating Trustee contemplated or otherwise permitted by this Trust Agreement shall be decided and conducted by the Liquidating Trustee ~~only~~(or one or more of his designees).

6.2 Powers of the Liquidating Trustee.

(a) Pursuant to the terms of the Plan, the Confirmation Order and this Trust Agreement, the Liquidating Trustee shall have various powers, duties and responsibilities concerning the prosecution of certain litigation claims, the disposition of assets, the resolution of claims, and numerous other obligations relating to maximizing the proceeds of the Liquidating Trust Assets and the administration of the Liquidating Trust.

(b) The Liquidating Trustee shall have only such rights, powers and privileges expressly set forth in the Confirmation Order, the Plan and this Trust Agreement and as otherwise provided by applicable law.  Subject to the Confirmation Order, the Plan, the Global Settlement Agreement and the provisions of this Trust Agreement, including, without limitation, the oversight and approvals by and of the Trust Advisory Board, the Litigation Subcommittee and the Bankruptcy Court provided herein, the Liquidating Trustee shall be expressly authorized to undertake the following actions (and, except with respect to Section 6.2(b)(iii) and Section 6.2(b)(vi), to delegate such authority to such representatives or agents of the Liquidating Trustee as the Liquidating Trustee may nominate from time to time):

(i) to open bank accounts, and to hold, manage, convert to Cash, and distribute the Liquidating Trust Assets,

including prosecuting and resolving the Claims and Causes of Action belonging to the Liquidating Trust;

(ii) to hold the Liquidating Trust Assets for the benefit of the Liquidating Trust Beneficiaries, whether their Claims or Interests are Allowed on or after the Effective Date;

(iii) in the Liquidating Trustee’s reasonable business judgment, to investigate, prosecute, settle and/or abandon rights, Causes of Action, Claims, or litigation of the Liquidating Trust, including, without limitation, Avoidance Actions;

(iv) to monitor and enforce the implementation of the Plan;

(v) to file all Tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust;

(vi) in the Liquidating Trustee’s reasonable business judgment, to object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Liquidating Trustee (as Disbursing Agent) will be responsible (if Allowed) for making distributions under the Plan;

(vii) to take all actions and create any document necessary to implement the Plan;

(viii) to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority;

(ix) to act as a signatory to the Debtors for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtors’ assets; and

(x) to take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Cases.

(c) In all circumstances, the Liquidating Trustee shall comply with all of the Debtors’ obligations under the Global Settlement Agreement and in accordance with applicable law and shall otherwise act in the best interest of all Liquidating Trust Beneficiaries, and the Liquidating Trustee shall act in furtherance of the purpose of the Liquidating Trust.  With the consent of the Trust Advisory Board, the Liquidating Trustee may serve on the board of directors of any subsidiary of the

Liquidating Trust, provided the subsidiary’s objective is consistent with that of the Liquidating Trust (i.e. to sell its assets and distribute the proceeds in liquidation) (the “Objective”).

(d) Except as otherwise provided in this Trust Agreement, the Liquidating Trustee will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder.  Notwithstanding the foregoing, where the Liquidating Trustee determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Liquidating Trustee will have the right to submit to the Bankruptcy Court any question or questions regarding any specific action proposed to be taken by the Liquidating Trustee with respect to this Trust Agreement, the Liquidating Trust, or the Liquidating Trust Assets, including, without limitation, the administration and distribution of the Liquidating Trust Assets and the termination of the Liquidating Trust.  Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Liquidating Trustee.

6.3 Limitations on Liquidating Trustee.

(a) The Liquidating Trustee shall, on behalf of the Liquidating Trust, hold the Liquidating Trust out as a trust in the process of liquidation and not as an investment company.  The Liquidating Trustee shall be restricted to the liquidation of the Liquidating Trust Assets on behalf, and for the benefit, of the Liquidating Trust Beneficiaries and the distribution and application of Liquidating Trust Assets for the purposes set forth in, and the conservation and protection of the Liquidating Trust Assets and the administration thereof in accordance with, the provisions of this Trust Agreement, the Plan and the Confirmation Order.

(b) Notwithstanding anything in this Trust Agreement to the contrary, and subject to any powers that are expressly vested in the Litigation Subcommittee pursuant to this Trust Agreement, the Liquidating Trustee shall submit to the Trust Advisory Board for its approval the following matters and any other matters that expressly require the approval of the Trust Advisory Board pursuant to the other terms of this Trust Agreement:

(i) Any transaction involving the sale, assignment ~~, transfer~~ or abandonment of any Liquidating Trust Asset or Assets having a value in excess of $500,000.00;

(ii) Any ~~incurrence of any cost, expense or fee~~transaction involving the transfer of any Liquidating Trust Asset or Assets having a value in excess of $500,000.00 ~~(covering services to be rendered or products utilized by~~, except where such transfer involves the purchase of liquid investments or the transfer of Cash between one or more bank accounts or investment accounts that are held for the benefit of the Liquidating ~~Trustee within a one month period)~~Trust;

(iii)            The payment of any account payable or other fee or expense in excess of $750,000.00, other than the payment of vendor invoices in the ordinary course where the services to be provided by any such vendor have been approved in accordance with the Liquidating Trust’s internal approval procedures as they may be in effect from time to time;

(iv)           ~~(iii) Subject to Section 6.8(b), any~~Any determination to retain Trust Professionals and any compensation arrangements for such Trust Professionals, it being understood that the Liquidating Trustee initially intends to engage Weil, Gotshal & Manges LLP, Quinn Emanuel Urquhart & Sullivan, LLP and such other counsel as may be appointed by the Trust Advisory Board from time to time to litigate Disputed Claims;

(v)            ~~(iv)~~ Determination of the amount and timing of any distribution to the Liquidating Trust Beneficiaries other than a distribution that is made in accordance with Section 4.3(a) of this Trust Agreement;

(vi)            ~~(v)~~ Any determination to initiate lawsuits or proceedings other than claims objections in the ordinary course or immaterial lawsuits or proceedings; and

(vii)            ~~(vi)~~ The dissolution of the Liquidating Trust, other than in accordance with the terms of this Trust Agreement.

The foregoing shall not limit the Liquidating Trustee’s ability to make determinations and take actions regarding compliance with tax withholding requirements (including remittances).

(c) The Liquidating Trustee shall submit any proposed  settlement, disposition or abandonment of any Claims asserted against the Debtors or the Debtors’ estates to the Trust Advisory Board or to the Litigation Subcommittee, as applicable, for consideration and approval as provided in this Section 6.3(c) and in Section 6.6(a), other than (i) any proposed final settlement, disposition or abandonment that was made or accepted by the Debtors prior to the Effective Date, the principal terms of which have been evidenced in writing (whether or not such offer or acceptance is conditioned upon approval of any supervising authority), and (ii) any settlement, disposition or abandonment of a GUC Claim (as defined below) where the proposed settlement, disposition or abandonment amount with respect to such GUC Claim is $2,000,000.00 or less (each such GUC Claim, a “De Minimis GUC Claim”).  Proposed settlements, dispositions or abandonments of (A) Claims asserted against the Liquidating Trust (other than de Minimis GUC Claims), (B) Claims previously asserted against the Debtors or the Debtors’ estates within Class 12 (General Unsecured Claims) of the Plan (the “GUC Claims”) or (C) Claims, that if litigated, could result in the classification of such Claim within Class 12 (General Unsecured Claims), including claims related to Dime Warrants, in each case, shall be submitted to the Trust Advisory Board for consideration and approval and the Trust Advisory Board shall promptly, and in any event within twenty (20) Business Days of such submission, make a determination regarding the proposed settlement, disposition or abandonment.  Subject to the provisions of Section 6.6(a) hereof, proposed settlements, abandonments or dispositions of Claims asserted against the Liquidating Trust (other than De Minimis GUC Claims) or claims previously asserted against the Debtors or the Debtors’ estates within Class 17A (WMB Senior Notes Claims), Class 17B (WMB Subordinated Notes Claims) and Class 18 (Subordinated Claims) of the Plan (collectively, the “Junior Disputed Claims”), shall be submitted to the Litigation Subcommittee for the consideration and approval of the Litigation Subcommittee (provided, however, that such Claims shall not be submitted to the Litigation Subcommittee if, when litigated, such litigation could result in the classification of such Claim within Class 12 (General Unsecured Claims)) and the Litigation Subcommittee shall promptly, and in any event within twenty (20) Business Days of such submission, make a determination regarding the proposed settlement, disposition or abandonment.  If the Litigation Subcommittee does not approve, within twenty (20) Business Days of its submission to the Litigation Subcommittee, a settlement offer that the Liquidation Trustee believes in good faith should be accepted, the Liquidating Trustee may submit the settlement offer to the Trust Advisory Board for consideration and approval.

6.4 Establishment of Trust Advisory Board.

(a) The “Trust Advisory Board” means the board to be appointed in accordance with, and to exercise the duties set forth in, this Trust Agreement, which duties shall be (i) to oversee the liquidation and distribution of the Liquidating Trust Assets by the Liquidating Trustee in accordance with this Trust Agreement, the Plan and the Confirmation Order, (ii) to approve (or withhold approval) of those matters submitted to it for approval in accordance with the terms of this Trust Agreement, and (iii) to remove and appoint any successor to the Liquidating Trustee as provided for in this Trust Agreement.

(b) The Trust Advisory Board initially shall be comprised of (A) three (3) members, to be selected by the Creditors’ Committee (together with any successors and the Additional CC Member, the “CC Members”), with one (1) such member to be an employee of, or other individual designated by, Wells Fargo Bank N.A. and to be named by Wells Fargo Bank N.A. before being selected (together with any successors, the “WF Member”); (B) four (4) members, to be selected by the Equity Committee (together with any successors, the “EC Members”), with one (1) such member to be named by the TPS Funds (as defined below) before being selected (together with any successors, the “TPS Member”) and with one (1) such member to be an employee of,

 Member”); (C) one (1) member, to be selected by the Creditors’ Committee and approved by the Equity Committee, such approval not to be unreasonably withheld (together with any successors, the “CC-EC Member”); (D) one (1) member to be selected by Tricadia Capital Management, LLC (the “Tricadia Member”); and (E) one (1) ex officio member, to be selected by Holdco Advisors, L.P., subject to the execution of appropriate agreements regarding confidentiality, non-disclosure and restrictions on trading, with limited member rights consisting solely of the right of observation and the review of materials provided to the Trust Advisory Board and, subject to the agreement of the other members of the Trust Advisory Board, a right of participation in discussions of the Trust Advisory Board but with no right to vote (the “Holdco Member”).  The “TPS Funds” means, collectively, Black Horse Capital LP, Black Horse Capital Master Fund Ltd, Greywolf Capital Partners II LP, Greywolf Capital Overseas Master Fund, Greywolf Opportunities Fund II LP, Greywolf Structured Products Master Fund, Ltd., Greywolf Capital Overseas Fund II, Pines Edge Value Investors Ltd., Pine River Convertibles Master Fund Ltd. (f/k/a Nisswa Convertibles Master Fund Ltd.), Pine River Fixed Income Master Fund Ltd. (f/k/a Nisswa Fixed Income Master Fund Ltd.), Pine River Master Fund Ltd. (f/k/a Nisswa Master Fund Ltd.), LMA SPC for and on behalf of the MAP 89 Segregated Portfolio, Visium Global Master Fund, Ltd., Visium Catalyst Credit Master Fund, Ltd., VR Global Partners, L.P., Scoggin Worldwide Fund Ltd., Scoggin Capital Management II LLC, Scoggin International Fund Ltd, Karnak Partners, L.P., Ermitage Selz Fund, Ltd., GAM Selection Hedge Investments, Inc., and Varana Onshore, LP.  The initial members of the Trust Advisory Board are set forth on Annex A hereto.  Each member of the Trust Advisory Board shall have a fiduciary duty to act in the best interests of the Liquidating Trust Beneficiaries as a whole.

(c) If, during the term of the Liquidating Trust, all Allowed CCB-2 Guarantees Claims are paid in full in Cash or through the issuance of Runoff Notes and Reorganized Common Stock in accordance with the Plan, the Tricadia Member shall, without any further action by the Liquidating Trustee, the Trust Advisory Board, the Bankruptcy Court or any other Person, resign immediately, and one (1) new member of the Trust Advisory Board shall be selected by (i) the Creditors’ Committee, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, by the other CC Members, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days (the “Additional CC Member”).  The Holdco Member shall, without any further action by the Liquidating Trustee, the Trust Advisory Board, the Bankruptcy Court or any other Person, resign immediately upon the earlier to occur of (A) all Allowed CCB-1 Guarantees Claims being paid in full and (B) the two (2) year anniversary of the Effective Date.

(d) If, during the term of the Liquidating Trust, the aggregate outstanding amount of the Liquidating Trust Interests representing (i) Allowed Claims, (ii) the greater of Intercreditor Interest Claims or Postpetition Interest Claims in respect of such Allowed Claims, (iii) Disputed Claims, (iv) the greater of Intercreditor Interest Claims or Postpetition Interest Claims in respect of such Disputed Claims, and (v) contingent, unliquidated Claims, is $50,000,000.00 or less, (X) one (1) CC Member who is not a CC Subcommittee Member (as defined below) shall without any further action by the Liquidating Trustee, the Trust Advisory Board, the Bankruptcy Court or any other Person, resign, and (Y) within twenty (20) Business Days of such event, the EC Members shall appoint a new member of the Trust Advisory Board and notify the Liquidating Trustee of the identity of the new member in writing.  Solely for the purposes of this subsection (d), (A) the amount of any Disputed Claim shall be (1) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (2) if the Bankruptcy Court has estimated the amount of the Disputed Claim pursuant to Section 502 of the Bankruptcy Code in an amount that constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim (such estimated amount, the “Disputed Claim Estimate”), the Disputed Claim Estimate, or (3) if the Liquidating Trustee and the holder of such Disputed Claim have agreed upon an amount (the “Agreed Amount”), the Agreed Amount and (B) the amount of any contingent, unliquidated Claim shall be the amount agreed by a majority of the Trust Advisory Board and a majority of the Litigation Subcommittee or, in the event that a majority of the Trust Advisory Board and a majority of the Litigation Subcommittee do not agree as to the amount within twenty (20) Business Days, the amount estimated by the Bankruptcy Court at the request of any member of the Trust Advisory Board or the Litigation Subcommittee.  For the purposes of this subsection (d), Disputed Claims and contingent, unliquidated Claims shall include any claims that are withdrawn as of the date hereof but that, pursuant to stipulation with the Debtors and by order of the Bankruptcy Court, may be refiled and asserted in Class 18 (Subordinated Claims) of the Plan.

(e) If, during the term of the Liquidating Trust, all Liquidating Trust Interests representing Allowed Claims and Postpetition Interest Claims in respect of such Allowed Claims are paid in full, (X) any remaining CC Members shall, without any further action by the Liquidating Trustee, the Trust Advisory Board, the Bankruptcy Court or any other Person, resign immediately and (Y) within twenty (20) Business Days of such event, the remaining members of the Trust Advisory Board shall (i) appoint such number of new members of the Trust Advisory Board as is equal to the number of resigning CC Members and notify the Liquidating Trustee in writing of the identity of such members, or (ii) elect to continue without such replacement members and so notify the Liquidating Trustee in writing.

(f) The authority of the members of the Trust Advisory Board shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Liquidating Trust is dissolved in accordance with Section 3.2 hereof.  The service of the members of the Trust Advisory Board shall be subject to the following:

(i) subject to Section 6.4(d) and Section 6.4(e), the members of the Trust Advisory Board shall serve until death or resignation pursuant to clause (ii) below, or removal pursuant to clause (iii) below;

(ii) a member of the Trust Advisory Board may resign at any time by providing a written notice of resignation to the remaining members of the Trust Advisory Board.  Such resignation shall be effective when a successor is appointed as provided herein;

(iii) a member of the Trust Advisory Board may be removed by the unanimous vote of the other members for (a) fraud or willful misconduct in connection with the affairs of the Liquidating Trust or (b) cause, which shall include a breach of fiduciary duty other than as specified in the foregoing clause (a).  Such removal shall be effective immediately upon such vote.

(iv) subject to Section 6.4(d) and Section 6.4(e), in the event of a vacancy in a member’s position (whether by removal, death or resignation), a new member may be appointed, (A) in the case of a CC Member (other than the WF Member so long as Wells Fargo Bank N.A. has not relinquished its right to name a member), by (i) the Creditors’ Committee, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (iii) if there are no remaining CC Members, the Liquidating Trustee, as notified in writing to the Trust Advisory Board within ten (10) Business Days~~,~~ (B) in the case of a WF Member, by Wells Fargo Bank N.A. (unless Wells Fargo Bank N.A. has relinquished its right to name a member) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; (C) in the case of an EC Member (other than the TPS Member or the PPMA Member), by the other EC Members; (~~C~~D) in the case of a TPS Member, by the TPS Funds as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days~~, (D~~; (E) in the case of a PPMA Member, by PPM America Inc. (unless PPM America has relinquished its right to name a member) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (F) in the case of the CC-EC Member, by (i) the Creditors’ Committee subject to the approval of the EC members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (iii) if there are no remaining CC Members, the Liquidating Trustee subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust

Advisory Board within ten (10) Business Days.  In each case, the appointment of a successor member of the Trust Advisory Board (including any appointment pursuant to Section 6.4(d) and Section 6.4(e)) shall be evidenced by the filing with the Bankruptcy Court by the Liquidating Trustee of a notice of appointment, which notice shall include the name, address, and telephone number of the successor member of the Trust Advisory Board; and

(v) immediately upon appointment of any successor member of the Trust Advisory Board, all rights, powers, duties, authority, and privileges of the predecessor member of the Trust Advisory Board hereunder shall be vested in and undertaken by the successor member of the Trust Advisory Board without any further act; and the successor member of the Trust Advisory Board shall not be liable personally for any act or omission of the predecessor member of the Trust Advisory Board.

(g) Each member of the Trust Advisory Board shall be a natural person.  Each of the WF Member and the PPMA Member may designate ~~(i)~~, at his or her option, one or more representatives who ~~shall~~may attend meetings of and participate in other activities of the Trust Advisory Board ~~and~~on behalf of such member when such member is unavailable; provided, however, that such representatives shall be (i) an employee of, or other individual designated by, Wells Fargo Bank N.A. in the case of the WF Member, or (ii) an ~~alternate representative to attend meetings and participate in other activities of the Trust Advisory Board when the representatives designated pursuant to clause (i) above are unavailable.~~employee of, or other individual designated by, PPM America Inc. in the case of the PPMA Member.

(h) Notwithstanding anything in this Trust Agreement to the contrary, the Trust Advisory Board shall not take any action which will cause the Liquidating Trust to fail to qualify as a “liquidating trust” for United States federal income tax purposes.

(i) A quorum for meetings of the Trust Advisory Board shall consist of a majority of the non-recused, voting members of the Trust Advisory Board then serving; provided, however, that, for purposes of determining whether a quorum is present at such a meeting, a voting member of the Trust Advisory Board shall be deemed present if a representative of the member is attending in person, by telephone or by proxy.

(j) Except as expressly provided herein, the affirmative vote of a majority of the non-recused, voting members of the Trust Advisory Board shall be the act of the Trust Advisory Board with respect to any matter that requires the determination, consent, approval or agreement of such board.  If an equal number of the non-recused voting members of the Trust Advisory Board vote for and against a particular matter, the Liquidating Trustee shall only in such circumstances have the authority to cast a vote with respect to such matter.  Any or all of the members of the Trust Advisory Board may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof.  Any member of the Trust Advisory Board participating in a meeting by this means is deemed to be present in person at the meeting.  In all matters submitted to a vote of the Trust Advisory Board, each Trust Advisory Board member (excluding the Holdco Member) shall be entitled to cast one vote, which vote shall be cast personally by such Trust Advisory Board member or by proxy.  In a matter in which the Liquidating Trustee cannot obtain direction or authority from the Trust Advisory Board, the Liquidating Trustee may file a motion requesting such direction or authority from the Bankruptcy Court; provided, however, that any member of the Trust Advisory Board may oppose such motion.

(k) A Trust Advisory Board member and its representative shall be recused from the Trust Advisory Board’s deliberations and votes on any and all matters as to which such member has a conflicting interest.  If a Trust Advisory Board member or its representative does not recuse itself from any such matter, that Trust Advisory Board member and its representative may be recused from such matter by the majority vote of the remaining, voting members of the Trust Advisory Board that are not recused from the matter.

(l) Any action required or permitted to be taken by the Trust Advisory Board at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Trust Advisory Board (excluding the Holdco Member) as evidenced by one or more written consents describing the action taken, signed by the Trust Advisory Board and filed with the minutes or proceedings of the Trust Advisory Board.

(m) The members of the Trust Advisory Board shall be compensated as set forth in the attached Annex B from the Administrative Funding.  Any member of the Trust Advisory Board ~~shall~~ also shall be reimbursed by the Liquidating Trustee from the Administrative Funding for its actual, reasonable out-of-pocket expenses incurred for serving on such board ~~and for reasonable legal fees incurred by any member of the Trust Advisory Board in their capacity as such with respect to outside counsel~~, in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Trust Agreement, in accordance with the Budget, after submission of reasonably detailed receipts or invoices evidencing such expenses ~~and the approval of such expenses by the Bankruptcy Court~~.  Except as provided for in this

Section 6.4, the members of the Trust Advisory Board shall not be entitled to receive any other form of compensation for their services provided as such members.  The Budget shall include a reserve for the fees and expenses of the Trust Advisory Board.

6.5 The Litigation Subcommittee

(a) The “Litigation Subcommittee” means the subcommittee of the Trust Advisory Board appointed in accordance with Section 6.5(b) of this Agreement to exercise the duties set forth in Section 6.5(c) of this Trust Agreement.

(b) The Litigation Subcommittee initially shall be comprised of (A) two (2) members, to be selected by the Creditors’ Committee (together with any successors, the “CC Subcommittee Members”), with Joel Klein and Marc. S. Kirschner to be the initial CC Subcommittee Members; (B) two (2) members, to be selected from the EC Members (excluding the TPS Member) (together with any successors, the “EC Subcommittee Members”), with Hon Douglas Southard and Michael Willingham to be the initial EC Subcommittee Members; and (C) one (1) member, who shall be the TPS Member.  The initial members of the Litigation Subcommittee are set forth on Annex A hereto.  Each member of the Litigation Subcommittee shall (i) continue to act as a member of the Litigation Subcommittee until he or she is no longer a member of the Trust Advisory Board, and (ii) have a fiduciary duty to act in the best interests of the Liquidating Trust Beneficiaries as a whole.

(c) The Litigation Subcommittee shall oversee (i) the prosecution of, subject to the exculpation and release provisions of the Plan, (A) claims against present and former officers and directors of the Debtors for actions arising during the period prior to the Petition Date (the “D&O Claims”), (B) claims against professionals and representatives retained by the Debtors with respect to conduct that occurred prior to the Petition Date; and (C) claims based on conduct that occurred prior to the commencement of the Debtors’ bankruptcy cases against third-parties for any non-contractual breach of duty to WMI, including, but not limited to, antitrust claims and business tort claims (collectively categories (A), (B), and (C) are the “Recovery Claims”) and (ii) the defense of Junior Disputed Claims including Disputed Claims of WMB Noteholders for misrepresentation, which Disputed Claims are classified in Class 18 (Subordinated Claims) pursuant to the Plan (the “WMB Claims”); provided, however, that the Litigation Subcommittee shall not pursue business tort Claims that were released against JPMC and its Related Persons pursuant to the Global Settlement Agreement.  In connection with the foregoing, and subject to the review and approval of the Bankruptcy Court, upon notice and a hearing, the Litigation Subcommittee shall have discretion over the following matters:  (x) retention of counsel and professionals in conjunction with the Recovery Claims and the Junior Disputed Claims; provided, however, that the prosecution of any D&O Claims shall be the responsibility of Klee, Tuchin, Bogdanoff, & Stern LLP and the defense of any Junior Disputed Claims shall be the responsibility of Weil, Gotshal & Manges LLP, Quinn Emanuel Urquhart & Sullivan, LLP and such other counsel as may be appointed from time to time; (y) subject to the provisions set forth in Section 6.3(c) and Section 6.6(a) hereof, prosecution and settlement of the Recovery

Claims; and (z) establishment of budgets and expenditure of the first Ten Million Dollars ($10,000,000.00) of the Litigation Funding and of the second Ten Million dollars ($10,000,000) if authorized by the Trust Advisory Board.  In the event that all of the Litigation Funding has been spent, the Litigation Subcommittee may request additional funds from the Trust Advisory Board which shall have the sole and absolute discretion as to whether to allocate such additional funds.  To the extent the Litigation Funding or any additional funds that are allocated to the Litigation Subcommittee are unused, such funds shall be distributed by the Liquidating Trust in accordance with the terms and conditions of the Plan.

(d) Any proceeds that are obtained with respect to any Recovery Claims (whether by settlement, judgment or otherwise) shall be retained by the Liquidating Trust and distributed by the Liquidating Trustee in accordance with the terms and conditions of this Liquidating Trust Agreement and the Plan.

(e) ~~If any~~Each member of the Litigation Subcommittee ~~is not~~shall be a natural person~~, it shall~~ .  For so long as the PPMA Member is a member of the Litigation Subcommittee, the PPMA Member may designate ~~(i)~~, at his or her option, one or more representatives who ~~shall~~may attend meetings of and participate in other activities of the Litigation Subcommittee ~~and (ii) an alternate representative to attend meetings and participate in other activities of the Litigation Subcommittee when the representatives designated pursuant to clause (i) above are unavailable.~~on behalf of such member when such member is unavailable; provided, however, that such representatives shall be an employee of, or other individual designated by, PPM America Inc.

(f) Notwithstanding anything in this Trust Agreement to the contrary, the Litigation Subcommittee shall not take any action which will cause the Liquidating Trust to fail to qualify as a “liquidating trust” for United States federal income tax purposes.

(g) A quorum for meetings of the Litigation Subcommittee shall consist of a majority of the non-recused, voting members of the Litigation Subcommittee then serving; provided, however, that, for purposes of determining whether a quorum is present at such a meeting, a voting member of the Litigation Subcommittee shall be deemed present if a representative of the member is attending in person, by telephone or by proxy.

(h) Except as expressly provided herein, the affirmative vote of a majority of the non-recused, voting members of the Litigation Subcommittee shall be the act of the Litigation Subcommittee with respect to any matter that requires the determination, consent, approval or agreement of such subcommittee.  If an equal number of the non-recused voting members of the Litigation Subcommittee vote for and against a particular matter, the Liquidating Trustee shall only in such circumstances have the authority to cast a vote with respect to such matter.  Any or all of the members of the Litigation Subcommittee may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof.  Any member of the Litigation Subcommittee participating in a meeting by this means is deemed to be present in person at the meeting.  In all matters submitted to a vote of the Litigation Subcommittee, each Litigation Subcommittee member shall be entitled to cast one vote, which vote shall be cast personally by such Litigation Subcommittee member or such member’s representative as appointed pursuant to Section 6.5(e).  In a matter in which the Liquidating Trustee cannot obtain direction or authority from the Litigation Subcommittee, the Liquidating Trustee may file a motion requesting such direction or authority from the Bankruptcy Court; provided, however, that any member of the Litigation Subcommittee may oppose such motion.

(i) A Litigation Subcommittee member and its representative shall be recused from the Litigation Subcommittee’s deliberations and votes on any and all matters as to which such member has a conflicting interest.  If a Litigation Subcommittee member or its representative does not recuse itself from any such matter, that Litigation Subcommittee member and its representative may be recused from such matter by the majority vote of the remaining, voting members of the Litigation Subcommittee that are not recused from the matter.

(j) Any action required or permitted to be taken by the Litigation Subcommittee at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Litigation Subcommittee as evidenced by one or more written consents describing the action taken, signed by the Litigation Subcommittee and filed with the minutes or proceedings of the Litigation Subcommittee.

(k) The members of the Litigation Subcommittee shall be compensated as set forth in the attached Annex B from the Litigation Funding.  Any member of the Litigation Subcommittee ~~shall~~ also shall be reimbursed by the Liquidating Trustee from the Litigation Funding for its actual, reasonable out-of-pocket expenses incurred for serving on such committee ~~and for reasonable legal fees incurred by any member of the Litigation Subcommittee in their capacity as such with respect to outside counsel~~, in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Trust Agreement, in accordance with the Budget, after submission of reasonably detailed receipts or invoices evidencing such expenses ~~and the approval of such expenses by the Bankruptcy Court~~.  Except as provided for in this Section 6.5, the members of the Litigation Subcommittee shall not be entitled to receive any other form of compensation for their services as such members.  The Budget shall include a reserve for the fees and expenses of the Litigation Subcommittee.

6.6 Resolution of Claims.

(a) Except as otherwise provided in Section 6.3(c), the Trust Advisory Board shall have the authority, subject to Bankruptcy Court review and approval, to settle (A) all GUC Claims (other than any De Minimis GUC Claim), (B) all

Claims relating to Dime Warrants, and (C) all Claims that, if litigated, could result in the classification of such Claim as a GUC Claim (other than any De Minimis GUC Claim).  Notwithstanding the foregoing, and except as otherwise provided in Section 6.3(c), the Litigation Subcommittee shall have authority to settle all Recovery Claims and the Junior Disputed Claims, subject to Bankruptcy Court review and approval; provided, however, that, from and after the expiry of the six (6) month period beginning on the Effective Date, both the Trust Advisory Board and the Litigation Subcommittee shall have the authority to settle all Recovery Claims and the Junior Disputed Claims, subject to Bankruptcy Court review and approval; provided further that the Litigation Subcommittee shall not settle a Junior Disputed Claim if such settlement would result in the classification of all or any part of such Claim as a GUC Claim.

(b) The Trust Advisory Board shall have the authority to retain counsel and professionals in conjunction with the GUC Claims (other than any De Minimis GUC Claim), subject to Bankruptcy Court review and approval.  The fees and expenses of such counsel and professionals shall be deducted from the Administrative Funding.

(c) Except as provided in the proviso to Section 6.5(c)(x), the Litigation Subcommittee shall have authority to retain counsel and professionals in conjunction with the Recovery Claims and the Junior Disputed Claims, subject to Bankruptcy Court review and approval.  The fees and expenses of counsel and professionals for the Recovery Claims shall be deducted from the Litigation Funding.  The fees and expenses of counsel for the Junior Disputed claims shall be paid from the Administrative Funding and not deducted from the Litigation Funding.

(d) Notwithstanding any other provision hereof, if any portion of a Claim is disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

(e) To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan and this Trust Agreement.

(f) In connection with the exercise of the powers that are vested in the Trust Advisory Board and the Litigation Subcommittee pursuant to Section 6.6(a), the Trust Advisory Board and the Litigation Subcommittee, as applicable, may at any time request that the Bankruptcy Court estimate any GUC Claim or Junior Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or any other Person previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any GUC Claim or Junior Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the

Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim the Trust Advisory Board or the Litigation Subcommittee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

(g) The amount of any Liquidating Trust Assets allocable to, or retained on account of, any Disputed Claim in the Liquidating Trust Claims Reserve shall be determined based on the estimation of such Disputed Claim pursuant to Section 6.6(f) hereof or as otherwise agreed in writing by the Trust Advisory Board or the Litigation Subcommittee, as applicable, and the holder of such Claim.

6.7 Actions Taken on Other Than A Business Day.  In the event that any payment or act under the Plan or this Trust Agreement is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.8 Agents, Employees and Professionals.

(a) The Liquidating Trust may, but shall not be required to, from time to time enter into contracts with, consult with and retain employees, officers and independent contractors, including attorneys, accountants, appraisers, disbursing agents or other parties deemed by the Liquidating Trustee to have qualifications necessary or desirable to assist in the proper administration of the Liquidating Trust (collectively, the “Trust Professionals”), on such terms as the Liquidating Trustee deems appropriate.  The Liquidating Trustee may assume existing contracts and/or leases to which WMI is a party as of the date hereof including, without limitation, employment agreements, or may enter into new arrangements on substantially similar terms.  None of the professionals that represented parties-in-interest in the Chapter 11 Cases shall be precluded from being engaged by the Liquidating Trustee solely on account of their service as a professional for such parties-in-interest prior to the Effective Date.  Without limiting the foregoing, it is understood and agreed that the Liquidating Trustee may elect to hire Alvarez & Marsal North America, LLC and/or any of its Affiliates (together “A&M”) notwithstanding that the Liquidating Trustee may be a member or Managing Director of A&M.  The Liquidating Trustee shall not be subject to any liability whatsoever on account of the hiring of or the decision to hire A&M as a Trust Professional, notwithstanding the Liquidating Trustee’s relationship with A&M.

(b) After the Effective Date, Trust Professionals (excluding the employees of the Liquidating Trust) shall be required to submit reasonably detailed invoices on a monthly basis to the Liquidating Trustee and the Trust Advisory Board, including in such invoices a description of the work performed, who performed such work, and if billing on an hourly basis, the hourly rate of such person, plus an itemized statement of expenses.  ~~Subject to the approval of the Bankruptcy Court, the Liquidating Trustee shall pay such invoices~~Within thirty (30) days ~~after such invoices are approved by~~of the end of each calendar quarter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the amounts paid by the Liquidating Trust during such quarter (i) pursuant to Section 6.4(m), Section 6.5(k) or 6.11(c) hereof, and (ii) for services rendered and expenses incurred by Trust Professionals.  In the event that the Bankruptcy Court, the United States Trustee or any then-current beneficiary of the Liquidating Trust objects to the prior payment of such fees and expenses, the Liquidating Trust shall file a notice with the Bankruptcy Court setting the date, time and place for a hearing to consider any such objection.  In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Liquidating Trustee or the affected party may ask the Bankruptcy Court to resolve the dispute.

(c) Except as provided in the following sentence, all payments to Trust Professionals shall be paid out of the Administrative Funding or, if all of the Administrative Funding has been spent, any remaining Liquidating Trust Assets, subject to the approval of a Supermajority of the Trust Advisory Board.  All payments to Trust Professionals related to the Recovery Claims shall be paid out of the Litigation Funding.

6.9 Investment of Liquidating Trust Monies.  All monies and other assets received by the Liquidating Trustee as Liquidating Trust Assets (including the proceeds thereof as a result of investment in accordance with this Section 6.9) shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Liquidating Trust Beneficiaries, and shall not be segregated from other Liquidating Trust Assets, unless and to the extent required by the Plan.  The Liquidating Trustee (or one or more of his designees) shall promptly invest any such monies (including any earnings thereon or proceeds thereof) as permitted by section 345 of the Bankruptcy Code, in the manner set forth in this Section 6.9, but shall otherwise be under no liability for interest or income on any monies received by the Liquidating Trust hereunder and held for distribution or payment to the Liquidating Trust Beneficiaries, except as such interest shall actually be received.  Investment of any monies held by the Liquidating Trust shall be administered in accordance with the general duties and obligations hereunder.  The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to (i) invest such Liquidating Trust Assets (pending distributions in accordance with the Plan or this Trust Agreement) in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America or (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; or (ii) deposit such assets in demand deposits at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the “Permissible Investments”); provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

6.10 Termination.  The duties, responsibilities and powers of the Liquidating Trustee shall terminate on the date the Liquidating Trust is wound up and dissolved in accordance with Delaware law pursuant to Section 3.2 hereof, under applicable law in accordance with the Plan, by an order of the Bankruptcy Court or by entry of a final decree closing the Debtors’ Chapter 11 cases; provided, that Sections 7.2, 7.4, 7.5 and 7.6 hereof shall survive such termination, dissolution and entry.

6.11 Resident Trustee.

(a) The Resident Trustee has been appointed and hereby agrees to serve as the trustee of the Liquidating Trust solely for the purpose of complying with the requirement of Section 3807(a) of the Trust Act that the Liquidating Trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware.  The duties and responsibilities of the Resident Trustee shall be limited solely to (i) accepting legal process served on the Liquidating Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the office of the Delaware Secretary of State that the Resident Trustee is required to execute under Section 3811 of the Trust Act, and (iii) any other duties specifically allocated to the Resident Trustee in this Trust Agreement.  Except as provided in the foregoing sentence, the Resident Trustee shall have no management responsibilities or owe any fiduciary duties to the Liquidating Trust, the Liquidating Trustee, the Trust Advisory Board or the Liquidating Trust Beneficiaries.  Contemporaneously with the execution of this Trust Agreement, the Resident Trustee is hereby authorized and directed to file a Certificate of Trust with the Secretary of State of the State of Delaware as provided under the Trust Act.

(b) By its execution hereof, the Resident Trustee accepts the Liquidating Trust created herein.  Except as otherwise expressly required by Section 6.11(a), the Resident Trustee shall not have any duty or liability with respect to the administration of the Liquidating Trust, the investment of the Liquidating Trust Assets or the distribution of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries, and no such duties shall be implied.  The Resident Trustee shall not be liable for the acts or omissions of the Liquidating Trustee or the Trust Advisory Board, nor shall the Resident Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Liquidating Trustee or the Trust Advisory Board under this Trust Agreement, except as expressly required by Section 6.11(a).  The Resident Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.  The Resident Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence.  Without limiting the foregoing:

(i) the Resident Trustee shall not be personally liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes willful misconduct, bad faith or gross negligence;

(ii) no provision of this Trust Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder if the Resident Trustee has reasonable grounds to believe that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii) the Resident Trustee shall not be personally liable for the validity or sufficiency of this Trust Agreement or for the due execution hereof by the other parties hereto;

(iv) the Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect;

(v) the Resident Trustee may request the Liquidating Trustee to provide a certificate with regard to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi) in the exercise or administration of the Liquidating Trust hereunder, the Resident Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and (b) may consult with nationally recognized counsel selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel; and

(vii) the Resident Trustee acts solely as Resident Trustee hereunder and not in its individual capacity, and all persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Liquidating Trust Assets for payment or satisfaction thereof.

(c) The Resident Trustee shall be entitled to receive compensation out of the Administrative Funding from the Liquidating Trust for the services that the Resident Trustee performs in accordance with this Trust Agreement in accordance with such fee schedules as shall be agreed from time to time by the Resident Trustee, the Liquidating Trustee and the Trust Advisory Board, as approved by the Bankruptcy Court.  The Resident Trustee may also consult with counsel (who may be counsel for the Liquidating Trustee or for the Resident Trustee) with respect to those matters that relate to the Resident Trustee’s role as the Delaware resident trustee of the Liquidating Trust, and the reasonable legal fees incurred in connection with such consultation shall be reimbursed out of the Administrative Funding to the Resident Trustee pursuant to this Section 6.11(c); provided ~~such fees are approved by the Bankruptcy Court and provided further~~, however, that no such fees shall be reimbursed to the extent that they are incurred as a result of the Resident Trustee’s gross negligence, bad faith or willful misconduct.

(d) The Resident Trustee shall serve for the duration of the Liquidating Trust or until the earlier of (i) the effective date of the Resident Trustee’s resignation, or (ii) the effective date of the removal of the Resident Trustee.  The Resident Trustee may resign at any time by giving thirty (30) days’ written notice to the Liquidating Trustee and the Trust Advisory Board; provided, however, that such resignation shall not be effective until such time as a successor Resident Trustee has accepted appointment.  The Resident Trustee may be removed at any time by the Liquidating Trustee, with the consent of the Trust Advisory Board, by providing thirty (30) days’ written notice to the Resident Trustee; provided, however, such removal shall not be effective until such time as a successor Resident Trustee has accepted appointment.  Upon the resignation or removal of the Resident Trustee, the Liquidating Trustee, with the consent of the Trust Advisory Board, shall appoint a successor Resident Trustee.  If no successor Resident Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Resident Trustee may petition the Bankruptcy Court for the appointment of a successor Resident Trustee.  Any successor Resident Trustee appointed pursuant to this Section 6.11(d) shall be eligible to act in such capacity in accordance with this Trust Agreement and, following compliance with this Section 6.11(d), shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Resident Trustee.  Any such successor Resident Trustee shall notify the Resident Trustee of its appointment by providing written notice to the Resident Trustee and upon receipt of such notice, the Resident Trustee shall be discharged of its duties herein.

ARTICLE VII

CONCERNING THE LIQUIDATING TRUSTEE

7.1 Reliance by the Trustees and the Members of the Trust Advisory Board and the Litigation Subcommittee.  Except as otherwise provided in this Trust Agreement, the Plan or the Confirmation Order, the Trustees and the Members of the Trust Advisory Board and the Litigation Subcommittee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustees to be genuine and to have been signed or presented by the proper party or parties.

7.2 Liability to Third Persons.  No Liquidating Trust Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Liquidating Trust Assets or the affairs of the Liquidating Trustee.  The Liquidating Trustee, the Trust Professionals and the members of the Trust Advisory Board and the Litigation Subcommittee shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person (including, in the case of the Liquidating Trustee and members of the Trust Advisory Board and the Litigation Subcommittee, to any Trust Professionals retained by the Liquidating Trustee in accordance with this Trust Agreement) in connection with the Liquidating Trust Assets or the affairs of the Liquidating Trust and shall not be liable with respect to any action taken or omitted to be taken in good faith, except for actions and omissions determined by a final order of the Bankruptcy Court to be due to their respective gross negligence, intentional fraud, criminal conduct or willful misconduct, and all such persons shall look solely to the Liquidating Trust Assets for satisfaction of claims of any nature arising in connection with affairs of the Liquidating Trust.  Other than as set forth in the Plan or in the Confirmation Order, nothing in this Section 7.2 shall be deemed to release any Liquidating Trust Beneficiary from any actions or omissions occurring prior to the Effective Date.

7.3 Nonliability of Liquidating Trustee, Trust Advisory Board and the Litigation Subcommittee for Acts of Others.  Except as provided herein, nothing contained in this Trust Agreement, the Plan or the Confirmation Order shall be deemed to be an assumption by the Liquidating Trustee, the Trust Advisory Board (or its members) or the Litigation Subcommittee (or its members) or the Trust Professionals of any of the liabilities, obligations or duties of the Debtors or shall be deemed to be or contain a covenant or agreement by the Liquidating Trustee to assume or accept any such liability, obligation or duty.  Any successor Liquidating Trustee, Trust Advisory Board member or Litigation Subcommittee member may accept and rely upon any accounting made by or on behalf of any predecessor Liquidating Trustee hereunder, and any statement or representation made as to the assets comprising the Liquidating Trust Assets or as to any other fact bearing upon the prior administration of the Liquidating Trust, so long as it has a good faith basis to do so.  The Liquidating Trustee, the Trust Advisory Board members and the Litigation Subcommittee members shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue.  The Liquidating Trustee or any successor Liquidating Trustee, the Trust Advisory Board members and the Litigation Subcommittee members shall not be liable for any act or omission of any predecessor Liquidating Trustee, Trust Advisory Board member or Litigation Subcommittee member, nor have a duty to enforce any claims against any predecessor Liquidating Trustee, Trust Advisory Board member or Litigation Subcommittee member on account of any such act or omission, unless directed to do so by the Trust Advisory Board or the Litigation Subcommittee, as applicable.  No provision of this Trust Agreement shall require the

Liquidating Trustee to expend or risk his personal funds or otherwise incur any financial liability in the performance of his rights or powers hereunder if the Liquidating Trustee has reasonable grounds to believe that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to him.

7.4 Exculpation.  As of the Effective Date, the Liquidating Trustee, the Trust Professionals and the members of the Trust Advisory Board and the Litigation Subcommittee shall be and hereby are exculpated by all Persons, including without limitation, Liquidating Trust Beneficiaries, holders of Claims, holders of Equity interests,  and other parties-in-interest, from any and all claims, causes of action and other assertions of liability arising out of or related to the discharge of their respective powers and duties conferred by the Plan, this Trust Agreement or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except for actions or omissions to act that are determined by final order of the Bankruptcy Court to have arisen out of their own respective intentional fraud, criminal conduct, gross negligence or willful misconduct.  No Liquidating Trust Beneficiary, holder of a Claim, holder of an Equity Interest, or other party-in-interest shall have or be permitted to pursue any claim or cause of action against the Liquidating Trustee, the Liquidating Trust, the employees, professionals or representatives of either the Liquidating Trustee or the Liquidating Trust (including the Trust Professionals) or the members of the Trust Advisory Board and the Litigation Subcommittee, for making payments in accordance with, or for implementing, the provisions of the Plan, the Confirmation Order and this Trust Agreement.  Any action taken or omitted to be taken with the express approval of the Bankruptcy Court, the Trust Advisory Board or the Litigation Subcommittee shall conclusively be deemed not to constitute gross negligence or willful misconduct; provided, however, that, notwithstanding any provision herein to the contrary, the Liquidating Trustee shall not be obligated to comply with a direction of the Trust Advisory Board or the Litigation Subcommittee, whether or not express, which would result in a change to the distribution provisions of this Trust Agreement and the Plan.

7.5 Limitation of Liability.  The Trustees, the members of the Trust Advisory Board, the members of the Litigation Subcommittee, and the Trust Professionals will not be liable for punitive, exemplary, consequential, special or other damages for a breach of this Trust Agreement under any circumstances.

7.6 Indemnity.  The Trustees (including the individual(s) serving as or comprising the Liquidating Trustee), the employees of the Liquidating Trust, the members of the Trust Advisory Board and the members of the Litigation Subcommittee, and their respective agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals, including, without limitation, the Trust Professionals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Liquidating Trust Assets for any losses, claims, damages, liabilities and expenses occurring after the Effective Date, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions in their capacity as, or on behalf of, the Trustees or a member of the Trust Advisory Board or the Litigation Subcommittee; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission arising out of such Indemnified Party’s respective gross negligence, fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such, except for any actions or omissions arising from their own respective willful misconduct, fraud or gross negligence; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the entry of a final, non-appealable judgment or order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 7.6.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination of such Indemnified Party from the capacity for which they are indemnified.

7.7 Compensation and Expenses. The Liquidating Trustee (including the individual(s) serving as or comprising the Liquidating Trustee) shall receive compensation for its services, to be paid out of the Administrative Funding, in accordance with Annex D.  In addition, the Liquidating Trustee shall be entitled, with the consent of the Trust Advisory Board, and subject to the approval of the Bankruptcy Court, to reimburse itself from the Administrative Funding on a monthly basis for all reasonable out-of-pocket expenses actually incurred in the performance of duties in accordance with this Trust Agreement and the Plan.

ARTICLE VIII

SUCCESSOR LIQUIDATING TRUSTEES

8.1 Resignation.  The Liquidating Trustee may resign from the Liquidating Trust by giving at least sixty (60) days prior written notice thereof to each member of the Trust Advisory Board.  Such resignation shall become effective on the later to occur of (a) the date specified in such written notice and (b) the effective date of the appointment of a successor Liquidating Trustee in accordance with Section 8.4 hereof and such successor’s acceptance of such appointment in accordance with Section 8.5 hereof.

8.2 Removal.  The Liquidating Trustee may be removed by a majority vote of the members of the Trust Advisory Board.  Such removal shall become effective on the date specified in such action by the Trust Advisory Board.

8.3 Effect of Resignation or Removal.  The resignation, removal, incompetency, bankruptcy or insolvency of the Liquidating Trustee shall not operate to terminate the Liquidating Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement, the Plan or the Confirmation Order or invalidate any action theretofore taken by the Liquidating Trustee.  All fees and expenses properly incurred by the Liquidating Trustee prior to the resignation, incompetency or removal of the Liquidating Trustee shall be paid from the Liquidating Trust Assets, unless such fees and expenses are disputed by (a) the Trust Advisory Board or (b) the successor Liquidating Trustee, in which case the Bankruptcy Court shall resolve the dispute and any disputed fees and expenses of the predecessor Liquidating Trustee that are subsequently allowed by the Bankruptcy Court shall be paid from the Liquidating Trust Assets.  In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall:  (i) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Liquidating Trustee or directed by the Bankruptcy Court to effect the termination of such Liquidating Trustee’s capacity under this Trust Agreement; (ii) promptly deliver to the successor Liquidating Trustee all documents, instruments, records and other writings related to the Liquidating Trust as may be in the possession of such Liquidating Trustee; and (iii) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Liquidating Trustee.

8.4 Appointment of Successor.  In the event of the death, resignation, removal, incompetency, bankruptcy or insolvency of the Liquidating Trustee, a vacancy shall be deemed to exist and a successor shall be appointed by a majority of the Trust Advisory Board; provided, however, that, under no circumstance, shall the successor Liquidating Trustee be a director or officer of any Affiliate of the Liquidating Trust.  In the event that a successor Liquidating Trustee is not appointed within thirty (30) days after the date of such vacancy, the Bankruptcy Court, upon its own motion or the motion of a Liquidating Trust Beneficiary or any member of the Trust Advisory Board, shall appoint a successor Liquidating Trustee.

8.5 Acceptance of Appointment by Successor Liquidating Trustee.  Any successor Liquidating Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the Bankruptcy Court for filing and to the Trust Advisory Board and, in case of the Liquidating Trustee’s resignation, to the resigning Liquidating Trustee.  Thereupon, such successor Liquidating Trustee shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion and privileges of its predecessor in the Liquidating Trust with like effect as if originally named Liquidating Trustee and shall be deemed appointed pursuant to Bankruptcy Code section 1123(b)(3)(B).  The resigning or removed Liquidating Trustee shall duly assign, transfer and deliver to such successor Liquidating Trustee all property and money held by such resigning or removed Liquidating Trustee hereunder and shall, as directed by the Bankruptcy Court or reasonably requested by such successor Liquidating Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Liquidating Trustee upon the trusts herein expressed, all the liabilities, duties, powers, rights, title, discretion and privileges of such resigning or removed Liquidating Trustee.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Trust Agreement shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

9.2 Jurisdiction.  Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive jurisdiction over the Liquidating Trust and the Liquidating Trustee, including, without limitation, the administration and activities of the Liquidating Trust and the Liquidating Trustee, and, pursuant to the Plan, the Bankruptcy Court has retained such jurisdiction; provided, however, that notwithstanding the foregoing, the Liquidating Trustee shall have power and authority to bring any action in any court of competent jurisdiction (including the Bankruptcy Court) to prosecute any Claims or Causes of Action assigned to the Liquidating Trust.

9.3 Severability.  In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a final, non-appealable judgment or order to be invalid or unenforceable to any extent, the remainder of this Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforceable to the full extent permitted by law.

9.4 Notices.  Any notice or other communication required or permitted to be made under this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, by email, facsimile, sent by nationally recognized overnight delivery service or mailed by first-class mail:

(i)  if to the Liquidating Trustee, to:

William C. Kosturos
Alvarez & Marsal
100 Pine Street, Suite 900
San Francisco, CA 94111
Fax:  415-837-1684
Email:  bkosturos@alvarezandmarsal.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue

New York, New York  10153
Attention:  Brian S. Rosen, Esq.
Facsimile:  (212) 310-8007
Email:  brian.rosen@weil.com

if to the Resident Trustee, to:

CSC Trust Company of Delaware
2711 Centerville Road, Suite 400
Wilmington, DE 19808
Attention: Trust Administration
Fax:               302-636-8666
Email:            csctrust@cscinfo.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:       Brian S. Rosen, Esq.
Facsimile:       (212) 310-8007
Email:            brian.rosen@weil.com

(ii)  if to members of the Trust Advisory Board, then to each of;

Wells Fargo Bank, N.A.
MAC: N9311-110
625 Marquette Avenue, 11th Floor
Minneapolis, MN 55479
Attention:       Thomas Korsman
Facsimile:       (612) 667-9825
Email:            Thomas.m.korsman@wellsfargo.com

Arnold Kastenbaum
655 Barrymore Lane
Mamaroneck, NY 10543
Email:            akastenbaum@yahoo.com

Joel Klein
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606
Facsimile:      (312) 634-0050

Email:           Joel.klein@ppmamerica.com

Michael Willingham
Email:           wservices@earthlink.net

Matthew Cantor
235 West 71st Street, 3rd Floor
New York, NY 10023
Email:           mcantor4@me.com

Marc S. Kirschner
Kirschner Consulting Company
18 East 94th Street, Suite 1A
New York, NY 10128
Facsimile:     (212) 722-0349
Email:          mskirschner@kirschnerconsulting.com

Hon. Douglas Southard
Email:          dksouthard@sbcglobal.net

Joe McInnis
GREYWOLF CAPITAL
4 Manhattanville Road, Suite 201
Purchase, New York  10577
Facsimile:    914-251-8244
Email:         joe.mcinnis@greywolfcapital.com

Misha Zaitzeff
HoldCo Advisors, LP
32 Broadway, Suite 1112
New York, NY 10004
Email:         misha@holdcoadvisors.com

Mayur Lakhani
Tricadia Capital
780 Third Ave., 29th floor
New York, NY 10017
Email:         mlakhani@tricadiacapital.com

(iii) if to the TPS Funds, to

Brown Rudnick LLP
One Financial Center
Boston, MA  02111
Attention: Jeremy Coffey

Facsimile: (617) 856-8200
Email: jcoffey@brownrudnick.com

(iv) if to any Liquidating Trust Beneficiary, to the last known address of such Liquidating Trust Beneficiary according to the Debtors’ Schedules, such Liquidating Trust Beneficiary’s proof of claim or the lists of record holders provided to the Liquidating Trustee; and

(v) To the Debtors or the Post-Effective Date Debtors:

Washington Mutual, Inc.
1201 Third Avenue, Suite 3000
Seattle, Washington  98101
Attention:   General Counsel
Facsimile:   (206) 432-8879
Email:         chad.smith@wamuinc.net

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:   Brian S. Rosen, Esq.
Facsimile:   (212) 310-8007
Email:         brian.rosen@weil.com

9.5 Headings.  The headings contained in this Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Trust Agreement or of any term or provision hereof.

9.6 Relationship to the Plan.  The terms of this Trust Agreement are intended to supplement the terms provided by the Plan and the Confirmation Order, and therefore this Trust Agreement incorporates the provisions of the Plan and the Confirmation Order (which may amend or supplement the Plan).  Additionally, the Liquidating Trustee, the Trust Advisory Board and the Litigation Subcommittee may seek any orders from the Bankruptcy Court, upon notice and a hearing in furtherance of implementation of the Plan, the Confirmation Order and this Trust Agreement.  However, to the extent that there is conflict between the provisions of this Trust Agreement, the provisions of the Plan, or the Confirmation Order, each document shall have controlling effect in the following rank order:  (1) this Trust Agreement, (2) the Confirmation Order, and (3) the Plan.

9.7 Entire Trust Agreement.  This Trust Agreement (including the recitals and annex hereto), the Plan and the Confirmation Order constitute the entire agreement by and among  the parties and supersede all prior and contemporaneous agreements or understandings by and among the parties with respect to the subject matter hereof.

9.8 Cooperation.  The Debtors shall turn over or otherwise make available to the Liquidating Trustee at no cost to the Liquidating Trust or the Liquidating Trustee, all books and records reasonably required by the Liquidating Trustee to carry out its duties hereunder, and agree to otherwise reasonably cooperate with the Liquidating Trustee in carrying out its duties hereunder, subject to the confidentiality provisions herein to preserve the confidential nature of the Debtors’ books and records.

9.9 Amendment and Waiver.  Any provision of this Trust Agreement may be amended or waived by the Liquidating Trustee with the consent of all voting members of the Trust Advisory Board; provided that any such amendment which alters the duties or liabilities of the Resident Trustee shall require the consent of the Resident Trustee.  Notwithstanding this Section 9.9, any amendment to this Trust Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an expeditious but orderly manner the Liquidating Trust Assets in accordance with Treasury Regulations section 301.7701-4(d) and Section 1.2 hereof.

9.10 Confidentiality.  The Trustees and their employees, members, agents, professionals and advisors, including the Trust Professionals, and each member of the Trust Advisory Board and the Litigation Subcommittee (each a “Confidential Party” and, collectively, the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Debtor to which any of the Liquidating Trust Assets relates; provided, however, that such information may be disclosed if (a) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties; or (b) such disclosure is requested or required of the Confidential Parties pursuant to legal process including but not limited to subpoena or other court order or other applicable laws or regulations.  In the event that any Confidential Party is requested to divulge confidential information pursuant to this clause (b), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Liquidating Trustee (or the Trust Advisory Board in case the Liquidating Trustee or the Resident Trustee is the disclosing party) to allow sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Liquidating Trustee (or the Trust Advisory Board, as applicable) in making any such objection, including but not limited to appearing in any judicial or administrative proceeding in support of any objection to such disclosure.  For purposes of clarification, the terms, Confidential Party and Confidential Parties (x) shall include any representative of a Trust Advisory Board member appointed by such member pursuant to the terms of this Agreement whether in his capacity as a member of the Trust Advisory Board or the Liquidation Subcommittee and (y) shall not include any employer or affiliate of such member or representative unless such member or representative discloses any such confidential information to such employer or affiliate, in which case such employer or affiliate shall be bound by the terms of this Section 9.10 as a Confidential Party.  Upon the termination of the Liquidating Trust, the obligations under this Section 9.10 shall terminate.  At such time, each Confidential Party shall return to the disclosing party or destroy any confidential information received by such Confidential Party hereunder.  Each Confidential Party is permitted to retain for archival or back-up purposes only copies of any confidential information provided hereunder.

9.11 Meanings of Other Terms.  Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities.  All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Trust Agreement, and the words herein and words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or subdivision of this Trust Agreement.  The term “including” shall mean “including, without limitation.”

9.12 Counterparts.  This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.  A facsimile or portable document file (PDF) signature of any party shall be considered to have the same binding legal effect as an original signature.

9.13 Intention of Parties to Establish Liquidating Trust.  This Trust Agreement is intended to create a liquidating trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Trust Agreement may be amended to comply with such United States federal income tax laws, which amendments may apply retroactively.

[Remainder of Page Blank — Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

WASHINGTON MUTUAL, INC.

By:	/s/
Name:
Title:

WMI INVESTMENT CORP.

By:	/s/
Name:
Title:

WILLIAM C. KOSTUROS

By:	/s/
	Name:	William C. Kosturos

CSC TRUST COMPANY OF DELAWARE, not in its individual capacity, but solely as Resident Trustee

By:	/s/
Name:
Title:

Annex A

Initial Trust Advisory Board Members

CC Members:

1.  ~~Wells Fargo Bank, N.A.~~Thomas Korsman (WF Member)
2.  Arnold Kastenbaum
3.  Marc S. Kirschner

EC Members:

4.  Joel Klein (PPMA Member)
5.  Michael Willingham
6.  Hon. Douglas Southard
7.  Joe McInnis (TPS Member)

CC-EC Member:

8.  Matthew Cantor

Holdco Member:

9.  Misha Zaitzeff

Tricadia Member:

10.  Mayur Lakhani

Initial Litigation Subcommittee Members

1.  Hon. Douglas Southard
2.  Michael Willingham
3.  Marc S. Kirschner
4.  Joel Klein (PPMA Member)
5.  Joe McInnis (TPS Member)

Annex B

Trust Advisory Board and Litigation Subcommittee Compensation

(a) Base Compensation

The annual base compensation of each member of the Trust Advisory Board shall be $40,000.00 per member, which amount shall be paid in twelve equal installments on a monthly basis in arrears. In addition, each member of the Litigation Subcommittee shall be paid an additional amount of $10,000.00 per annum, which amount shall be paid in twelve equal installments on a monthly basis in arrears.

(b) Incentive Compensation

In addition to the base compensation set forth above, each member of the Trust Advisory Board (excluding the Holdco Member) shall be entitled to receive such member's pro rata share (based on the total number of Trust Advisory Board members at the time at which such compensation is paid) of the following additional incentive compensation; provided, however, that the total annual incentive compensation of each Member shall not exceed $50,000.00:

(i) On an annual basis in arrears during the term of the Liquidating Trust, 0.1% of the aggregate value of the Liquidating Trust Assets (excluding any Runoff Notes, Funding and the Liquidating Trust Claims Reserve) that are distributed to the Liquidating Trust Beneficiaries during the preceding 12 month period, excluding the first distribution that the Liquidating Trust makes on or after the Effective Date;

(ii) Upon the dissolution of the Trust in accordance with the terms of this Trust Agreement, and after taking into account any reasonable reserve that may be required to be retained with respect to the winding up of the affairs of the Liquidating Trust in accordance with Section 3.3, 0.1% of any portion of the Funding that remains unspent immediately prior to such dissolution and the payment of any final distribution to the Liquidating Trust Beneficiaries; and

(iii) On an annual basis in arrears during the term of the Liquidating Trust, 0.1% of the aggregate reduction in the Liquidating Trust Claims Reserve which is the result of the disallowance of any Disputed Claims during the preceding 12 month period.

Annex C

Classes of Liquidating Trust Interests and Respective Distribution Priorities

		Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims ~~510(b) Sub. Claims~~	Preferred Stock	Common Stock
	Tranche 1	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs
R e c o v e r y (1), (2), (3)	Tranche 2
● Senior Note
Postpetition Interest (939322AL7) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AP8) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AX1) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AT0) Liquidating Trust Interests
● Senior Note
Postpetition

●  Senior Note
Postpetition Interest (939322AW3) Liquidating Trust Interests
●  Senior Note
Postpetition Interest (939322AQ6) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AS2) Liquidating Trust Interests
●  Senior Note
Postpetition Interest (939322AU7) Liquidating Trust Interests

●  Prepetition Claim & Postpetition Interest Claim
Subordinated Note (939322AE3) Liquidating Trust Interests
●  Prepetition Claim & Postpetition Interest Claim
Subordinated Note  (939322AN3) Liquidating Trust Interests
●  Prepetition Claim & Postpetition Interest
					No LTIs	No LTIs	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9) ● Liquidating Trust Interests on Late-Filed Claims (8)	No LTIs	No LTIs	No LTIs

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims ~~510(b) Sub. Claims~~	Preferred Stock	Common Stock
	Interest (939322AV5) Liquidating Trust Interests		Claim Subordinated Note (939322AY9) Liquidating Trust Interests
Tranche 3	No LTIs	No LTIs	No LTIs
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust IV (22499AAB5) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust V (19499AAI6) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust VII
					No LTIs	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9)	No LTIs	No LTIs	No LTIs

Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims ~~510(b) Sub. Claims~~	Preferred Stock	Common Stock

    (22899AAB1) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust VIII (22899AAA3) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim HFC Capital Trust I (420542AD4) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim HFC Capital Trust I (420542102) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims ~~510(b) Sub. Claims~~	Preferred Stock	Common Stock
CCB Capital Trust VI (124873AA8) Liquidating Trust Interests (5) ● Prepetition Claim & Postpetition Interest Claim CCB Capital Trust IX (124871AA2) Liquidating Trust Interests (5)
Tranche 4	No LTIs
●  Senior Note Postpetition Interest (939322AW3) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AQ6) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AS2) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AU7)
			No LTIs	No LTIs	● Residual PIERS (939322848) Liquidating Trust Interests (6) ● Subordinated PIERS (93933U407) Liquidating Trust Interests (7)	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9)	No LTIs	No LTIs	No LTIs

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims ~~510(b) Sub. Claims~~	Preferred Stock	Common Stock
		Liquidating Trust Interests				)
Tranche 5	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs(10)	No LTIs	No LTIs
Tranche 6	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs(11)	No LTIs(11)

Notes:

(1)
Within Tranche 2, the holders of Senior Notes Postpetition Interest Claim Liquidating Trust Interests and the holders of Subordinated Notes Prepetition Claim Liquidating Trust Interests and Postpetition Interest Claim Liquidating Trust Interests will share Pro Rata based on the size of those claims.  For the calculation of the General Unsecured Creditors’ Pro Rata Share in all Tranches, see Note 4.

(2)
Holders of Liquidating Trust Interests ~~in Tranches~~ will be paid in order with Tranche 2 Liquidating Trust Interests (if any) receiving distributions first and Tranche 6 Liquidating Trust Interests (if any) receiving distributions last.  Claims of Tranche 2 Liquidating Trust Interests (if any) must be satisfied in full prior to Tranche 3 Liquidating Trust Interests receiving distributions and so forth.

(3)	All CUSIP numbers that appear in this Annex C refer to the CUSIP numbers for the applicable tranches of debt, as applicable, as of ~~December 2011~~March 2012.

(4)
There shall be only one class of General Unsecured Creditor Liquidating Trust Interests.  The Pro Rata Share ~~of~~for holders of General Unsecured Creditor Liquidating Trust Interests ~~are~~is calculated by dividing (a) the amount of General Unsecured Claims, by (b) the total cash distributed within the Tranche.  The cash distributed within the Tranche is the lesser of (i) the amount necessary to satisfy all claims within the Tranche or (ii) the amount of cash available.  Separate Liquidating Trust Interest sub-Tranches may need to be issued by claim in order to track interest accretion post the Effective Date.

(5)
Each CCB Guarantee Liquidating Trust Interest under Tranche 3 represents the related class of CCB preferred securities only, in each case as described more specifically in Exhibits A and B of the Plan.  In accordance with the terms of the Global Settlement Agreement, and upon implementation thereof, holders of CCB-related common securities will release all claims against the Debtors and will not receive a distribution related to such common securities.  While no funds or Liquidating Trust Interests will be distributed in relation to CCB-related common securities, amounts claimed by holders of CCB-related common securities with respect to CCB Guarantees will be taken into account for disbursement calculation purposes.

(6)	See Note 9 below for a description of pro rata sharing with General Unsecured Creditor Liquidating Trust Interests.

(7)
The Subordinated PIERS Liquidating Trust Interests are representative of the common PIERS securities and are owned by WMI.  While Subordinated PIERS Liquidating Trust Interests will be issued for disbursement calculation purposes, as set forth in the Plan, WMI will not collect any funds in association with these Subordinated PIERS Liquidating Trust Interests.  See Note 9 below for a description of pro rata sharing with General Unsecured Creditor Liquidating Trust Interests.

(8)
Holders of Liquidating Trust Interests on account of Allowed Late-Filed Claims will be paid only after all other pre-Petition Date claims (other than Subordinated Claims) are paid in full without giving effect to applicable turnover provisions.  Liquidating Trust Interests on Allowed Late-Filed Claims will not share pro rata with Liquidating Trust Interests based on any other claims.  Therefore, to the extent holders of Liquidating Trust Interests on Allowed Late-Filed Claims are paid, this will create a break in the recovery of other creditors prior to their recovery on account of post-petition interest.  The placement of Liquidating Trust Interests for Allowed Late-Filed Claims in the chart above is illustrative only, as the size of the Allowed General Unsecured Claims and the amount of post-Petition Date interest turned over on account of contractual subordination provisions will influence the position of relevant Liquidating Trust Interests in the waterfall.  The Liquidating Trust Interests for Allowed Late-Filed Claims will, in any event, be paid immediately after satisfaction of General Unsecured Creditor Liquidating Trust Interests, but prior to the payment of post-Petition Date interest and Liquidating Trust Interests on Subordinated Claims.

(9)
If it is provided for in an applicable contract or by law, the General Unsecured Creditors Liquidating Trust Interests will share pro rata in distributions to holders of PIERS Liquidating Trust Interests on account of post-Petition Date interest with respect to all Postpetition Interest Claims, including Postpetition Interest Claims to which the holders of PIERS Claims have been subrogated (on account of turnover in accordance with contractual subordination provisions).  The chart above is illustrative only, as the point at which the holders of Allowed General Unsecured Liquidating Trust Interests begin receiving post-Petition Date interest is dependent on the size of the Allowed General Unsecured Prepetition Claims and the amount of post-Petition Date interest paid pursuant to contractual subordination.  Separate Liquidating Trust Interest sub-Tranches may need to be issued by claim in order to track interest accretion post the Effective Date.

(10)
Subordinated Claims, as defined in the Plan, will be issued Liquidating Trust Interests on account of those claims in Tranche 5 when Tranche 2 through Tranche 4 Liquidating Trust Interests have been satisfied in full.

(11)
Holders of Preferred Equity Interests and Common Equity Interests will be issued Liquidating Trust Interests in Tranche 6 on account of those interests when Tranche 2 through Tranche 5 Liquidating Trust Interests have been satisfied in full.  Further, distribution to Tranche 6 will be shared 75% and 25% pro rata between claims on account of Preferred Equity Interests and Common Equity Interests, respectively.

Annex D

Liquidating Trustee Compensation

The Liquidating Trustee shall be compensated on a monthly rate for any services that the Liquidating Trustee provides while acting as Liquidating Trustee.  The Liquidating Trustee’s monthly rate as of the date of this Agreement is $15,000, which rate is subject to adjustment on an annual basis on January 1 each year.